UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Emerald Holding, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 8, 2022

To the Stockholders of Emerald Holding, Inc.:

You are cordially invited to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Emerald Holding, Inc., on May 18, 2022, at 1:00 p.m. (Eastern Time) via live webcast. You will be able to attend the Annual Meeting online and submit your questions prior to or during the meeting by visiting www.meetnow.global/MMJXP55. You will also be able to vote your shares electronically during the live webcast of the Annual Meeting. To participate in the meeting, you will need your 15-digit control number included on your Notice of Internet Availability of the Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.

During the live webcast of the Annual Meeting, holders of our common stock and holders of our Series A Preferred Stock voting on an as-converted basis as a single class with holders of our common stock will be asked to (i) re-elect three Class II directors to our Board of Directors, (ii)  ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2022, and (iii) transact any other business that may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof.  Holders of our Series A Preferred Stock will also be asked to re-elect two Preferred Stock directors to our Board of Directors.  In addition, management will report on the progress of our business and respond to comments and questions of general interest to our stockholders.

It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting virtually. You may vote on the Internet, by telephone or by completing and mailing a proxy card. Voting over the Internet, by telephone or by written proxy will ensure your shares are represented at the Annual Meeting. If you attend the meeting virtually, you may revoke your proxy, if you wish, and vote electronically.

Securities and Exchange Commission rules allow companies to furnish proxy materials to their stockholders on the Internet. We are pleased to take advantage of these rules and believe that they enable us to provide you with the information you need, while making delivery more efficient and more environmentally friendly. In accordance with these rules, on or about April 8, 2022, we will begin sending a Notice of Internet Availability of Proxy Materials to each of our stockholders providing instructions on how to access our proxy materials and 2021 Annual Report over the Internet. The Notice of Internet Availability of Proxy Materials also provides instructions on how to vote online and includes instructions on how to request a printed set of the proxy materials.

We thank you for your continued support and interest in Emerald Holding, Inc.

Sincerely,

Hervé Sedky President and Chief Executive Officer

Emerald Holding, Inc.

100 Broadway, 14th Floor

New York, NY 10005

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 18, 2022

NOTICE IS HEREBY GIVEN that the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Emerald Holding, Inc., will be held virtually, via live webcast at www.meetnow.global/MMJXP55 on May 18, 2022, at 1:00 p.m. (Eastern Time), for the following purposes:

Holders of our common stock and holders of our Series A Preferred Stock voting on an as-converted basis as a single class with holders of our common stock will consider:

•

Proposal 1: To re-elect three Class II directors to our Board of Directors to hold office until the 2025 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

•	Proposal 2: To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2022; and
•	Any other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

In addition to Proposals 1 and 2 above, holders of our Series A Preferred Stock will also be asked to re-elect two Preferred Stock directors to our Board of Directors to hold office until the 2023 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.

Holders of record of shares of our common stock and shares of our Series A Preferred Stock at the close of business on March 29, 2022 are entitled to receive notice of and to vote during the live webcast of the Annual Meeting and any adjournment or postponement thereof.

A Notice of Internet Availability of Proxy Materials containing instructions on how to access this Proxy Statement and our 2021 Annual Report is being mailed on or about April 8, 2022 to all stockholders entitled to vote during the live webcast of the Annual Meeting.

By Order of the Board of Directors,

Stacey Sayetta
General Counsel and Corporate Secretary

New York, NY
April 8, 2022

IMPORTANT INFORMATION REGARDING THE AVAILABILITY OF PROXY MATERIALS

This Notice of Meeting, Proxy Statement, Proxy Card and our 2021 Annual Report, which includes our annual report on Form 10-K for the fiscal year ended December 31, 2021, are available at www.investorvote.com/EEX.

YOUR VOTE IS VERY IMPORTANT. PLEASE CAREFULLY READ THE ATTACHED PROXY STATEMENT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING VIRTUALLY, WE URGE YOU TO VOTE AND SUBMIT YOUR PROXY OVER THE INTERNET, BY TELEPHONE OR MAIL.

Emerald Holding, Inc.

Emerald Holding, Inc.

100 Broadway, 14th Floor

New York, NY 10005

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 18, 2022

GENERAL

We are furnishing this Proxy Statement to you as part of a solicitation by the Board of Directors (the “Board”) of Emerald Holding, Inc., a Delaware corporation, of proxies to be voted at our 2022 Annual Meeting of Stockholders and at any reconvened meeting after an adjournment or postponement of the meeting (the “Annual Meeting”). We will hold the Annual Meeting virtually, via live webcast at www.meetnow.global/MMJXP55 on May 18, 2022 at 1:00 p.m. (Eastern Time). Unless the context otherwise requires, all references in this Proxy Statement to “Emerald”, “the Company”, “we”, “us”, and “our” refer to Emerald Holding, Inc., together with its consolidated subsidiaries.

Our mailing address and principal executive office is 100 Broadway, 14th Floor, New York, NY 10005. Our investor website is located at investor.emeraldx.com. The information contained on, or that can be accessed through, our website is not a part of this Proxy Statement.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS

Securities and Exchange Commission (“SEC”) rules allow companies to furnish proxy materials to their stockholders on the Internet. We are pleased to take advantage of these rules and believe that they enable us to provide you with the information you need, while making delivery more efficient and more environmentally friendly. We have saved significant mailing and printing costs by providing proxy materials to you over the Internet in accordance with SEC rules. In accordance with these rules, on or about April 8, 2022, we will begin mailing to each of our stockholders a notice providing instructions on how to access our proxy materials and 2021 Annual Report on the Internet (the “Notice of Internet Availability of Proxy Materials”). The Notice of Internet Availability of Proxy Materials, which cannot itself be used to vote your shares, also provides instructions on how to vote online and includes instructions on how to request a paper copy of the proxy materials, if you so desire. The Notice of Internet Availability of Proxy Materials includes a control number that must be entered at the website provided on the notice in order to view the proxy materials. Whether you received the Notice of Internet Availability of Proxy Materials or paper copies of our proxy materials, the Proxy Statement and 2021 Annual Report are available to you at www.investorvote.com/EEX.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

At the Annual Meeting, holders of our common stock and holders of our Series A Preferred Stock voting on an as-converted basis as a single class with holders of our common stock will consider and vote upon:

•	Proposal 1: To re-elect three Class II directors to our Board to hold office until the 2025 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;
•	Proposal 2: To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2022; and
•	Any other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

In addition to Proposals 1 and 2 above, holders of our Series A Preferred Stock will also be asked to re-elect two Preferred Stock directors to our Board of Directors to hold office until the 2023 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully. Information contained on, or that can be accessed through, our website is not a part of this Proxy Statement.

What is a proxy?

The Board is asking for your proxy. This means you authorize persons selected by the Company to vote your shares during the live webcast of the Annual Meeting in the way that you instruct. All shares represented by valid proxies received and not revoked before the Annual Meeting will be voted during the live webcast of the Annual Meeting in accordance with the stockholder’s specific voting instructions.

Why am I receiving these materials?

You are receiving these materials because at the close of business on March 29, 2022 (the “Record Date”), you owned shares of the Company’s common stock, $0.01 par value per share, or Series A Preferred Stock, $0.01 par value per share. All stockholders of record on the Record Date are entitled to attend and vote during the live webcast of the Annual Meeting.

How many votes do I have?

Common Stock

Each share of our common stock is entitled to vote during the live webcast of the Annual Meeting. As of the Record Date, we had 70,130,484 shares of common stock outstanding. With respect to all of the matters submitted for vote to holders of common stock during the live webcast of the Annual Meeting, each share of common stock is entitled to one vote. Holders of common stock will not be entitled to vote for the re-election of our Preferred Stock directors.

Series A Preferred Stock

Each share of our Series A Preferred Stock is entitled to vote during the live webcast of the Annual Meeting. As of the Record Date, we had 71,442,407 shares of Series A Preferred Stock outstanding. With respect to the re-election of our Preferred Stock directors, each share of Series A Preferred Stock is entitled to one vote.  With respect to the remaining matters submitted for vote during the live webcast of the Annual Meeting, each holder of Series A Preferred Stock is entitled to a number of votes on such matter equal to the number of votes such holder would have been entitled to cast if such holder were the holder of record, as of the Record Date, of a number of shares of common stock equal to the whole number of shares of common stock that would be issuable upon conversion of such Series A Preferred Stock assuming such Series A Preferred Stock were converted to common stock on the Record Date.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the SEC, we may furnish proxy materials, including this Proxy Statement and our Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials (the “Notice”), which was mailed to our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. Utilizing this method of proxy delivery expedites receipt of proxy materials by the Company’s stockholders and lowers the Company’s costs. All stockholders will have the ability to access the proxy materials over the Internet, or request a printed set of the proxy materials, if desired, at investorvote.com/EEX. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

What information is contained in this Proxy Statement?

This Proxy Statement includes information about the nominees for Class II and Preferred Stock directors and other matters to be voted on during the live webcast of the Annual Meeting. It also explains the voting process and requirements; describes the compensation of our principal executive officers and our two other most highly compensated executive officers (collectively referred to as our “named executive officers”); describes the compensation of our directors; and provides certain other information required by SEC rules.

For a discussion of certain exemptions we may rely upon as an “emerging growth company” please refer to the answer to the question “What are the implications of the Company’s status as an ‘Emerging Growth Company’?” below.

What shares are included on my proxy card?

You will receive one proxy card for all the shares of the Company’s common stock that you hold as a stockholder of record and one proxy card for all the shares of the Series A Preferred Stock that you hold as a stockholder of record.

If you hold your shares in street name, you will receive voting instructions for each account you have with a broker, bank or other nominee.

What matters am I voting on, how may I vote on each matter and how does the Board recommend that I vote on each matter?

The following table sets forth each of the proposals you are being asked to vote on, how you may vote on each proposal and how the Board recommends that you vote on each proposal:

Proposal		How may I vote?	How does the Board recommend that I vote?
1.

Re-election of Class II directors:

All stockholders: The re-election of the three Class II director nominees identified in this Proxy Statement, each for a three-year term or until their respective successors are duly elected and qualified.

All stockholders: You may (i) vote FOR the re-election of all Class II director nominees named herein; (ii) WITHHOLD authority to vote for all such Class II director nominees; or (iii) vote FOR the re-election of all such Class II director nominees other than any nominees with respect to whom your vote is specifically WITHHELD by indicating in the space provided on the proxy.

All stockholders: The Board recommends that you vote FOR all of the Class II director nominees.

Holders of Series A Preferred Stock only: The re-election of the two Preferred Stock director nominees identified in this proxy statement, each for a one-year term or until their respective successors are duly elected and qualified.

Holders of Series A Preferred Stock only: You may (i) vote FOR the re-election of all Preferred Stock director nominees named herein; (ii) WITHHOLD authority to vote for all such Preferred Stock director nominees; or (iii) vote FOR the re-election of all such Preferred Stock director nominees other than any nominees with respect to whom your vote is specifically WITHHELD by indicating in the space provided on the proxy.

Holders of Series A Preferred Stock only: The Board recommends that you vote FOR all of the Preferred Stock director nominees.
2.	The ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2022.

You may vote FOR or AGAINST the vote to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm, or you may indicate that you wish to ABSTAIN from voting on the matter.

The Board recommends that you vote FOR the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with the Company’s transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are considered the “stockholder of record” with respect to those shares. The Notice of Internet Availability of Proxy Materials will be sent directly to stockholders of record beginning on or about April 8, 2022.

If your shares are held with a broker or in an account at a bank, you are considered the “beneficial owner” with respect to those shares. These shares are sometimes referred to as being held “in street name.” The Notice of Internet Availability of Proxy Materials would have been forwarded to you by your broker, bank or other holder of record who is considered the stockholder of record with respect to those shares.

As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares by using the voting instruction card you received. You will not be able to vote these shares directly unless you obtain a signed legal proxy from your broker, bank or other nominee giving you the right to vote the shares.

How do I vote if I am a stockholder of record?

As a stockholder of record, you may vote your shares in any one of the following ways:

•	Call the toll-free number shown on the proxy card;
•	Vote on the Internet on the website shown on the proxy card;
•	Mark, sign, date and return the enclosed proxy card in the postage-paid envelope; or
•	Vote electronically during the live webcast of the Annual Meeting.

Please note that you cannot vote by marking up the Notice of Internet Availability of the Proxy Materials and mailing that Notice back. Any votes returned in that manner will not be counted.

Whether or not you plan to attend the Annual Meeting virtually, we urge you to vote. Returning the proxy card or voting by telephone or online will not affect your right to attend the live webcast of the Annual Meeting and vote electronically.

How do I vote if I am a beneficial owner?

As a beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by following the instructions that your broker, bank or other nominee sent to you. You will receive, or be provided access to, proxy materials and voting instructions for each account that you have with a broker, bank or other nominee. As a beneficial owner, if you wish to change the directions that you have provided your broker, bank or other nominee, you should follow the instructions that your broker, bank or other nominee sent to you.

As a beneficial owner, you are also invited to attend the Annual Meeting provided that you register in advance as described in the answer to the question “How do I register to attend the Annual Meeting virtually on the Internet?” below. However, since you are not a stockholder of record, you may not vote your shares electronically during the live webcast of the meeting unless you obtain a signed legal proxy from your broker, bank or other nominee giving you the right to vote the shares.

How can I attend the Annual Meeting, vote my shares and submit questions?

You are entitled to attend the Annual Meeting only if you were a stockholder of record as of the Record Date or you hold a valid proxy for the Annual Meeting. To attend the Annual Meeting and submit your questions prior to or during the Annual Meeting, please visit www.meetnow.global/MMJXP55 . To participate in the Annual Meeting or to submit questions in advance of the meeting, you will need the 15-digit control number included on your notice of Internet Availability of the Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.

Shares held in your name as the stockholder of record may be voted electronically during the live webcast of the Annual Meeting.

Shares for which you are the beneficial owner but not the stockholder of record also may be voted electronically during the live webcast of the Annual Meeting provided that you obtain a signed legal proxy from your broker, bank or other nominee giving you the right to vote the shares as described in the answer to the question “How do I vote if I am a beneficial owner?” above.

Even if you plan to participate in the annual meeting online, we recommend that you also vote by proxy as described below so that your vote will be counted if you later decide not to participate in the annual meeting.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.

The online meeting will begin promptly at 1:00 p.m. (Eastern Time). We encourage you to access the meeting prior to the start time leaving ample time for check in. Please follow the registration instructions as outlined in this Proxy Statement.

How do I register to attend the Annual Meeting virtually on the Internet?

If you are a registered stockholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the notice or proxy card that you received.

If you are a beneficial owner, you must register in advance to attend the Annual Meeting virtually on the Internet.

To register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your Emerald Holding, Inc. holdings along with your name and email address to Computershare. Requests for registration should be directed to:

Computershare

Emerald Holding, Inc. Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. (Eastern Time), on
May 13, 2022.

You will receive a confirmation of your registration by email after we receive your registration materials.

Why is the Annual Meeting only virtual?

We are excited to embrace the latest technology to provide ease of access, real-time communication and cost savings for our stockholders and the Company. Hosting a virtual meeting will provide easy access for stockholders and facilitate participation since stockholders can participate from any location around the world.

What can I do if I change my mind after I vote?

If you are a stockholder of record, you can revoke your proxy before it is exercised by:

•	written notice of revocation to our General Counsel and Corporate Secretary at 100 Broadway, 14th Floor, New York, NY 10005;
•	timely delivery of a valid, later-dated proxy or a later-dated online vote or vote by telephone; or
•	virtually attending the Annual Meeting and voting electronically.

If you are a beneficial owner of shares but not the stockholder of record, you may submit new voting instructions by contacting your broker, bank or other nominee. You may also vote electronically during the live webcast of the Annual Meeting if you obtain a signed legal proxy from your broker, bank or other nominee giving you the right to vote the shares as described in the answer to the question “How do I vote if I am a beneficial owner?” above.

All shares represented by valid proxies received and not revoked will be voted during the live webcast of the Annual Meeting in accordance with the stockholder’s specific voting instructions.

What if I return my proxy card or vote by Internet or phone but do not specify how I want to vote?

If you are a stockholder of record and sign and return your proxy card or complete the online or telephone voting procedures, but do not specify how you want to vote your shares, we will vote them as follows:

•	FOR the re-election of all of the Class II and/or Preferred Stock director nominees, as applicable; and
•	FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2022.

What votes need to be present to hold the Annual Meeting?

Under our Second Amended and Restated Bylaws, (a) with respect to all proposals except for the election of the Preferred Stock nominees, the presence, in person or by proxy, of the holders of a majority of the total voting power of the outstanding shares of our common stock and Series A Preferred Stock,  voting on an as-converted basis as a single class with holders of our common stock, will constitute a quorum for purposes of this class vote and (b) with respect to the election of the Preferred Stock nominees, the presence, in person or by proxy, of the holders of a majority of the total voting power of the outstanding shares of our Series A Preferred Stock will constitute a quorum for purposes of this class vote.

If a quorum is not present, the meeting will be adjourned until a quorum is obtained. Shares present virtually during the annual meeting will be considered shares represented in person at the meeting for purposes of determining the presence of a quorum. Abstentions and broker non-votes (where a broker or nominee does not exercise discretionary authority to vote on a proposal) will be treated as present for purposes of determining the presence of a quorum.

How are votes counted?

In the re-election of the Class II and Preferred Stock directors, your vote may be cast “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. If you withhold your vote with respect to any nominee, your shares will not be considered to have been voted for or against the nominee. For all other proposals, your vote may be cast “FOR” or “AGAINST” or you may “ABSTAIN.” If you “ABSTAIN,” it has the same effect as a vote “AGAINST.” If you sign your proxy card with no further instructions and you are a stockholder of record, then your shares will be voted in accordance with the recommendations of our Board. If you sign your proxy card with no further instructions and you are a beneficial owner, then please see the response to the question immediately below for a description of how your shares will be voted.

What is the effect of broker non-votes?

Under the rules of the New York Stock Exchange (“NYSE”), if you are a beneficial owner, your broker, bank or other nominee only has discretion to vote on certain “routine” matters without your voting instructions. The proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm is a “routine” matter, and as a result, your broker, bank or other nominee will be permitted to vote your shares on that proposal during the live webcast of the Annual Meeting regardless of whether you provide proper instructions. Broker non-votes will have no effect on the results of Proposal 1 regarding the re-election of Class II and Preferred Stock directors.

What is the voting requirement to approve each of the proposals?

The following table sets forth the voting requirements with respect to each of the proposals:

Proposal		Voting Requirement
1.

All stockholders: The re-election of the three Class II nominees identified in this Proxy Statement each for a three-year term or until their respective successors are duly elected and qualified.

Holders of Series A Preferred Stock only:  The re-election of the two Preferred Stock director nominees identified in this Proxy Statement each for a one-year term or until their respective successors are duly elected and qualified.

Each Class II director must be elected by a plurality of the votes cast by holders of our common stock and holders of our Series A Preferred Stock voting on an as-converted basis as a single class with holders of our common stock.

Each Preferred Stock director must be elected by a plurality of the votes cast by holders of our Series A Preferred Stock .

A plurality means that the nominees with the largest number of votes are elected as directors up to the maximum number of directors of the applicable class to be elected at the Annual Meeting.

2.	The ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2022.

To be approved, this vote must be approved by a majority of the votes cast by the holders of our common stock and holders of our Series A Preferred Stock voting on an as-converted basis as a single class with holders of our common stock virtually present or by proxy, meaning that the votes cast by the stockholders “FOR” the approval of the proposal must exceed the number of votes cast “AGAINST” the approval of the proposal. If a stockholder votes to “ABSTAIN,” it has the same effect as a vote “AGAINST.”

Other matters that may properly come before the Annual Meeting may require more than a majority vote under our Second Amended and Restated Bylaws, our Amended and Restated Certificate of Incorporation (including the Certificate of Designations for the Series A Preferred Stock), the laws of Delaware or other applicable laws.

Who will count the votes?

A representative of Computershare will act as the inspector of elections and count the votes.

What are the implications of the Company’s status as an “Emerging Growth Company”?

We are currently an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and expect to remain an emerging growth company through the end of the calendar year 2022. The JOBS Act contains provisions that, among other things, reduce certain reporting requirements for an “emerging growth company.” For so long as we remain an emerging growth company, we are permitted and plan to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include reduced disclosure obligations regarding executive compensation. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We may take advantage of some or all these exemptions until such time as we are no longer an emerging growth company.

Where can I find the voting results?

We will announce the preliminary voting results during the live webcast of the Annual Meeting. We will also publish voting results in a current report on Form 8-K that we will file with the SEC within four business days of the Annual Meeting. If on the date of this Form 8-K filing the inspectors of election for the Annual Meeting have not certified the voting results as final, we will note in the filing that the results are preliminary and publish the final results in a subsequent Form 8-K filing within four business days after the final voting results are known.

Who will pay the costs of soliciting these proxies?

We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of the Notice of Internet Availability of Proxy Materials, or a full set of the proxy materials (including the Proxy Statement, the 2021 Annual Report and proxy card with postage-paid envelope), as applicable, and any additional information furnished to stockholders. Computershare will assist us in distribution of the proxy materials and will provide voting and tabulation services for the Annual Meeting. We may reimburse banks, brokers, custodians and nominees for their reasonable costs of forwarding proxy materials to beneficial owners. Original solicitation of proxies may be supplemented by electronic means, mail, facsimile, telephone or personal solicitation by our directors, officers or other employees. No additional compensation will be paid to our directors, officers or other employees for such services.

Are you “householding” for stockholders sharing the same address?

The SEC’s rules permit us to deliver a single copy of the Notice of Internet Availability of Proxy Materials to an address that two or more stockholders share. This method of delivery is referred to as “householding” and can significantly reduce our printing and mailing costs. It also reduces the volume of mail that you receive. We will deliver only one Notice of Internet Availability of Proxy Materials, or a full set of the proxy materials (including the Proxy Statement, the 2021 Annual Report and proxy card with postage-paid envelope), as applicable, to multiple registered stockholders sharing an address, unless we receive instructions to the contrary from one or more of the stockholders. If printed copies of proxy materials are requested, we will still send each stockholder an individual proxy card.

If you did not receive an individual copy of the Notice of Internet Availability of Proxy Materials, we will send a copy to you if you contact us at 100 Broadway, 14th Floor, New York, NY 10005, Attention: General Counsel and Corporate Secretary, or by telephone at 1-866-339-4688. If you and other residents at your address have been receiving multiple copies of the Notice of Internet Availability of Proxy Materials, and desire to receive only a single copy of these materials, you may contact your broker, bank or other nominee or contact us at the above address or telephone number.

What is the deadline for stockholders to propose actions for consideration at the 2023 Annual Meeting of Stockholders?

Stockholders who wish to nominate persons for election to our Board or propose other matters to be considered at our 2023 Annual Meeting of Stockholders must provide us advance notice of the director nomination or stockholder proposal, as well as the information specified in our Second Amended and Restated Bylaws, not earlier than January 18, 2023, which is the 120th day before the first anniversary of the 2022 Annual Meeting of Stockholders, and not later than 5:00 P.M. EST on February 17, 2023, which is the 90th day before the first anniversary of the 2022 Annual Meeting of Stockholders, as set forth in the Second Amended and Restated Bylaws. Stockholders are advised to review our Second Amended and Restated Bylaws, which contain the requirements for advance notice of director nominations and stockholder proposals. Notice of director nominations and stockholder proposals must be mailed to our General Counsel and Corporate Secretary at 100 Broadway, 14th Floor, New York, NY 10005. The requirements for advance notice of stockholder proposals under our Second Amended and Restated Bylaws do not apply to proposals properly submitted under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as those stockholder proposals are governed by Rule 14a-8. We reserve the right to reject, rule out of order or take other appropriate action with respect to any director nomination or stockholder proposal that does not comply with our Second Amended and Restated Bylaws and other applicable requirements.

December 9, 2022, which is 120 days before the first anniversary of the date of our proxy statement released to stockholders in connection with the 2022 Annual Meeting of Stockholders, is the deadline for stockholders to submit proposals to be included in our 2023 proxy statement under Rule 14a-8 under the Exchange Act. However, if the date of the 2023 Annual Meeting of Stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2023 Annual Meeting of Stockholders. Proposals by stockholders must comply with all requirements of applicable rules of the SEC, including Rule 14a-8, and be mailed to our General Counsel and Corporate Secretary at 100 Broadway, 14th Floor, New York, NY 10005. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with Rule 14a-8 and other applicable requirements.

Whom should I contact if I have any questions?

If you have any questions about the Annual Meeting or your ownership of Company voting stock, please contact our transfer agent at:

Computershare Trust Company, N.A.

By Regular Mail:	Overnight:

Computershare Investor Services PO Box 505000 Louisville, KY 40233-5000	Computershare Investor Services 462 South 4th Street, Suite 1600 Louisville, KY 40202

BACKGROUND OF THE COMPANY

We are a leading operator of business-to-business (“B2B”) trade shows in the United States. Leveraging our shows as key market-driven platforms, we integrate live events and media content including a broad array of industry insights, digital tools, and data-focused solutions to create uniquely rich experiences for our customers. We have been recognized with many awards and accolades that reflect our industry leadership as well as the importance of our shows to the exhibitors and attendees we serve.

Our trade show franchises typically hold market-leading positions within their respective industry verticals, with significant brand value established over a long period of time. Each of our shows is typically held at least annually, with certain franchises offering multiple editions per year. As our shows are frequently the largest and most well attended in their respective industry verticals, we are able to attract high-quality attendees, including those who have the authority to make purchasing decisions on the spot or subsequent to the show. The participation of these qualified attendees makes our trade shows compelling events for our exhibitors, further reinforcing the leading positions of our trade shows within their respective industries. Our attendees use our shows to fulfill procurement needs, source new suppliers, reconnect with existing suppliers, identify trends, learn about new products and network with industry peers, which we believe are factors that make our in-person shows difficult to replace. Our portfolio of trade shows is well-balanced and diversified across both industry sectors and customers. The scale and qualified attendance at our trade shows translates into an exceptional value proposition for participants, resulting in a self-reinforcing “network effect” whereby the participation of high-value attendees and exhibitors drives high participant loyalty and predictable, recurring revenue streams.

In addition to organizing our trade shows, conferences and other events, we also operate content and content-marketing websites and related digital products, and produce publications, each of which is aligned with a specific event sector. We also offer B2B ecommerce and digital merchandising solutions, serving the needs of manufacturers and retailers, through our Elastic Suite platform creating a digital year-round transactional platform for use by Emerald’s customers regardless of location. In addition to their respective revenues, each of these products support our live events by delivering year-round channels for customer acquisition and development.

On December 31, 2021, we purchased substantially all of the assets associated with a business known and operated as MJBiz (“MJBiz”), a leading event producer and content platform serving the wide range of commercial companies operating in the rapidly growing cannabis industry.  MJBiz produces MJBizCon, the oldest and leading B2B cannabis trade show in America, the Emerald Conference, focusing on science and data analysis in the cannabis industry and related media brands including MjBizDaily, Hemp Industry Daily and MJBIZ Magazine.  MJBizCon is a top trade show in the cannabis industry having featured more than 1,200 exhibiting companies and 27,000 attendees at the October 2021 live event.  In addition to diversifying and enhancing Emerald’s portfolio in a high growth industry, the addition of MJBiz further accelerates the Company’s strategy of delivering 365-day customer engagement.

As of March 29, 2022, certain investment funds managed by an affiliate of Onex Corporation (such funds, collectively, “Onex”) owned 47,058,332 shares of our common stock, representing 67.1% of our outstanding common stock. In addition, as of March 29, 2022, Onex owned 69,718,919 shares of our Series A Preferred Stock, representing 125,494,054 shares of our common stock on an as-converted basis, after accounting for the accumulated accreting return at a rate per annum equal to 7% on the accreted liquidation preference and paid in-kind. Onex’s beneficial ownership of our common stock, on an as-converted basis, is approximately 88.2%. As a result, we are a “controlled company,” a company of which more than 50% of the combined voting power is held by an individual, a group or another company, within the meaning of the New York Stock Exchange corporate governance standards.

CORPORATE GOVERNANCE AND BOARD PRACTICES

Corporate Governance

We believe that good corporate governance helps to ensure that the Company is managed for the long-term benefits of our stockholders. We regularly review, analyze and revise our corporate governance policies and practices taking into account the most recent SEC corporate governance rules and regulations as well as the corporate governance listing standards of the NYSE, the stock exchange on which our common stock is listed.

We have adopted our Corporate Governance Guidelines, which provide a framework for the governance of the Company as a whole and describe the principles and practices that the Board follows in carrying out its responsibilities. Our Corporate Governance Guidelines address, among other things:

•	the composition, structure and qualifications of the Board to ensure the Board has a broad range of skills, experience, industry expertise and diversity of views;
•	expectations and responsibilities of directors;
•	management succession planning;
•	annual Board self-assessments to assess Board performance and diversity of opinions;
•	principles of Board compensation and stock ownership;
•	regular executive sessions of independent directors; and
•	communications with stockholders and non-management directors.

The full text of our Corporate Governance Guidelines may be viewed on our corporate website at http://www.emeraldx.com under “Investors—Corporate Governance.” Our Corporate Governance Guidelines are regularly reviewed by the Nominating and Corporate Governance Committee to ensure that they effectively promote the best interests of both the Company and the Company’s stockholders and that they comply with all applicable laws, regulations and NYSE requirements.

Code of Business Conduct and Ethics

We have adopted a code of ethics applicable to all of our directors, officers (including our principal executive officer, principal financial officer and principal accounting officer) and employees, known as the Code of Business Conduct and Ethics. The Code of Business Conduct and Ethics addresses conflicts of interest, disclosure obligations, legal compliance, confidentiality, protection and proper use of Company assets, fair dealing and health and safety, among other topics. The Code of Business Conduct and Ethics is available on our website at http://www.emeraldx.com under “Investors—Corporate Governance.” In addition, a copy may be obtained by writing to Emerald Holding, Inc., 100 Broadway, 14th Floor, New York, NY 10121; Attention: Corporate Secretary. In the event that we amend or waive certain provisions of the Code of Business Conduct and Ethics applicable to our principal executive officer, principal financial officer or principal accounting officer in a manner that requires disclosure under applicable SEC rules, we intend to disclose the same on our website.

Board Composition

Our Board consists of nine directors, currently comprising seven common stock directors, divided among three classes with staggered three-year terms, and two Preferred Stock directors, who each serve one-year terms. At each annual general meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting (in the case of common stock directors) or the next annual meeting (in the case of Preferred Stock directors) following such election or until their successors have been duly elected and qualified, subject to the director’s earlier death or resignation or removal.

Our common stock directors are divided among the three classes as follows:

•	the Class I directors are Anthony Munk and Hervé Sedky, whose terms expire at the Annual Meeting of Stockholders to be held in 2024;
•

the Class II directors are Kosty Gilis, Todd Hyatt and Lisa Klinger, whose terms will expire at this Annual Meeting. If re-elected, Messrs. Gilis and Hyatt and Ms. Klinger’s terms will expire at the Annual Meeting of Stockholders to be held in 2025; and

•	the Class III directors are Michael Alicea and Emmanuelle Skala, whose terms will expire at the Annual Meeting of Stockholders to be held in 2023.

The Preferred Stock directors are Lynda Clarizio and David Levin, whose terms expire at this Annual Meeting of Stockholders and, if re-elected, will expire at the Annual Meeting of Stockholders to be held in 2023.

We expect that additional directorships resulting from an increase in the number of common stock directors, if any, will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors on the Board.

Board of Directors and Director Independence

Controlled Company

Onex owns the majority of our outstanding common stock and Series A Preferred Stock. As a result, we are a “controlled company” within the meaning of the rules of the New York Stock Exchange. Under these rules, a “controlled company” is not subject to certain corporate governance requirements, including:

•	the requirement that a majority of our Board consist of independent directors;
•

the requirement that we have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

•	the requirement that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and
•	the requirement for an annual performance evaluation of the nominating and corporate governance committee and compensation committee.

Although we are a controlled company, our Board currently consists of a majority of independent directors and we have a fully independent Audit Committee. Our Compensation Committee is composed of 3 out of 4 independent directors and is also subject to annual performance evaluations. Our Nominating and Corporate Governance Committee has 1 independent director of its 2 members and this committee is not subject to annual evaluations; however, most actions taken by this Committee are also approved by the full Board.

Director Independence and Independence Determinations

Under our Corporate Governance Guidelines and NYSE listing standards, a director is not independent unless our Board affirmatively determines that he or she does not have a material relationship with us or any of our subsidiaries. Our Corporate Governance Guidelines define independence in accordance with the independence definition in the current NYSE corporate governance rules for listed companies. Our Corporate Governance Guidelines require our Board to review the independence of all directors at least annually. In the event a director has a relationship with the Company that is relevant to his or her independence and is not addressed by the objective tests set forth in the NYSE independence definition, our Board will determine, considering all relevant facts and circumstances, whether such relationship is material.

Our Board has reviewed and considered the relationships of each member of the Board with our Company and its affiliates and affirmatively determined that each of Michael Alicea, Lynda Clarizio, Todd Hyatt, Lisa Klinger and Emmanuelle Skala is an independent director under the rules of the New York Stock Exchange and an independent director as such term is defined in Rule 10A-3(b)(1) under the Exchange Act. Our remaining directors, Kosty Gilis and Anthony Munk, are not independent because of their affiliations with Onex, and Hervé Sedky is not independent because of his role as President and Chief Executive Officer of Emerald. David Levin is not considered to be independent as a result of compensation received for his consulting engagement for the Company in 2020.

Board Leadership Structure

Our Board has decided to separate the roles of Chief Executive Officer and Chairman. These positions are currently held by Hervé Sedky, as our Chief Executive Officer, and Kosty Gilis, as the Chairman. We believe this leadership structure is appropriate for our company due to the differences between the two roles. The Chief Executive Officer is responsible for setting our strategic direction, providing day-to-day leadership and managing our business, while the Chairman provides guidance to the Chief Executive Officer, chairs Board meetings and provides information to the members of our Board in advance of such meetings. In addition, separating the roles of Chief Executive Officer and Chairman allows the Chairman to provide oversight of our management.

Our Board does not currently have a designated lead Independent Director; however, all of our independent directors have direct access to members of senior management. We believe our independent directors are experienced, objective, and well-equipped to exercise oversight over senior management and represent the interests of our stockholders. We are aware of the potential conflicts that may arise when a non-independent director is Chairman of the Board, but we believe these potential conflicts are offset by our strong corporate governance practices.

Board Oversight of Risk Management

Management is responsible for the day-to-day assessment and management of the risks we face, while the Board has ultimate responsibility for the oversight of risk management. Our Board administers its risk oversight function primarily through the Audit Committee, including oversight of cybersecurity risks and compliance with new privacy rules and regulations. To that end, our Audit Committee meets at least quarterly with our Chief Financial Officer and our independent registered public accounting firm where it receives regular updates regarding our management’s assessment of risk exposures including liquidity, credit and operational risks and the process in place to monitor and control such risks. They also review results of operations, financial reporting, and assessments of internal controls over financial reporting. In addition, management also periodically attends Board and committee meetings to discuss the risk management process directly with the Board including discussion of non-financial risks such as cybersecurity, privacy, environmental, social (e.g., human capital management) and other operational risks. Our Board believes that its administration of risk management has not affected the Board’s leadership structure.

In addition, the Chief Executive Officer’s collaboration with the Board allows Mr. Sedky to gauge whether management is providing adequate information for the Board to understand the interrelationships of our various business and financial risks. Mr. Sedky is available to the Board to address any questions from other directors regarding executive management’s ability to identify and mitigate risks and weigh them against potential rewards.

Director Selection Process

The Nominating and Corporate Governance Committee works with the Board to determine the appropriate makeup of individuals that will result in a Board that is diverse in knowledge, competencies, and experiences. The Nominating and Corporate Governance Committee is responsible for identifying and reviewing the qualifications of potential director nominees and recommending to the Board those candidates to be nominated for election to the Board. We believe that the Nominating and Corporate Governance Committee does not apply any specific minimum qualifications checklist when considering director nominees. Instead, the Nominating and Corporate Governance Committee considers all factors it deems appropriate, which includes, among others (a) ensuring that the Board, as a whole, is appropriately diverse and the extent to which a candidate would fill a present need on the Board, (b) the Board’s size and composition, (c) our corporate governance policies and any applicable laws, (d) individual director performance, expertise, relevant business and financial experience, integrity and willingness to serve actively, (e) the number of other public and private company boards on which a director candidate serves and (f) consideration of director nominees properly proposed by stockholders in accordance with our Second Amended and Restated Bylaws. The Board monitors the mix of specific experience, qualifications and skills of its directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure. Although the Company does not have a formal policy with respect to diversity, as a matter of practice, the Board considers diversity in the context of the Board as a whole and takes into account considerations relating to ethnicity, gender, cultural diversity and the range of perspectives that the directors bring to their work. Annually, all incumbent directors complete questionnaires to update and confirm their background, experience and skills and to identify any potential conflicts of interest. The Board believes that its current constitution, including three women, multiple directors with international backgrounds, and an overall strong balance of diverse business and financial experience, has an appropriately diverse composition. Moreover, the Board continuously seeks ways to expand the diversity of viewpoints and backgrounds on our Board and at our Company. Stockholders may also nominate directors for election at the Company’s annual stockholders meeting by following the provisions set forth in the Company’s Second Amended and Restated Bylaws, whose qualifications the Nominating and Corporate Governance Committee will consider in the same manner as other nominees.

Board Self-Evaluation

Our Corporate Governance Guidelines provide that the Board, acting through the Nominating and Corporate Governance Committee, conduct a self-evaluation at least annually to determine whether it and its committees are functioning effectively. The Board’s self-evaluation helps determine whether the directors feel they have the tools and access necessary to perform their oversight, and also solicits suggestions from directors for areas of improvement.  In addition, our Corporate Governance Guidelines provide that each committee conduct a self-evaluation and compare its performance to the requirements of its charter.

Meetings of the Board and Committees

During the year ended December 31, 2021, the Board held six meetings. In addition, the Board also acted via unanimous written consent on one other occasion and also held additional informal discussions. All of the directors who served during the year ended December 31, 2021 attended at least 75% of the total meetings of the Board and each of the Board committees on which such director served during their respective tenure. Directors are expected to make best efforts to attend all Board meetings, all meetings of the committee or committees of the Board of which they are a member and the Annual Meeting of Stockholders. Attendance by telephone or videoconference is deemed attendance at a meeting. All nine of the Board members attended the 2021 Annual Meeting of Stockholders.

Pursuant to our Corporate Governance Guidelines, our Board currently plans to hold at least four meetings each year, with additional meetings to occur (or action to be taken by unanimous consent, either in writing or by electronic transmission) at the discretion of the Board.

Executive Sessions of Non-Management Directors

Pursuant to our Corporate Governance Guidelines, in order to ensure free and open discussion and communication among the non-management directors of the Board, the non-management directors meet in executive session at most Board meetings with no members of management present. The non-management directors may specify the procedure to designate the director who may preside at any such executive session.

Communications with the Board

We have policies in place designed to allow our stockholders and other interested parties to communicate with our directors. Any interested parties wishing to communicate with, or otherwise make his or her concerns known directly to the Board or chairperson of any of the Audit, Compensation and Nominating and Corporate Governance Committees, or to the non-management or independent directors as a group, may do so by addressing such communications or concerns to the General Counsel and Corporate Secretary of the Company, 100 Broadway, 14th Floor, New York, NY 10005, Attention: Corporate Secretary. The General Counsel and Corporate Secretary will forward such communications to the appropriate party as soon as practicable. Such communications may be done confidentially or anonymously.

Committees of the Board

The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Our Board may establish other committees to facilitate the management of our business. The composition and functions of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are described below. Members will serve on committees until their resignation or until otherwise determined by our Board.

As permitted by the NYSE listing standards, because we qualify as a “controlled company”, our Compensation Committee and our Nominating and Corporate Governance Committee are currently not composed entirely of independent directors. Each committee operates pursuant to a written charter, each of which is available on the investor relations section of our website at http://www.emeraldx.com under “Investors—Corporate Governance.” In addition, copies may be obtained by writing to Emerald Holding, Inc., 100 Broadway, 14th Floor, New York, NY 10121; Attention: Corporate Secretary.

The following table shows the membership of each committee of our Board, and the number of meetings held by each committee, during the year ended December 31, 2021.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Michael Alicea	✓	Chair
Lynda Clarizio		✓
Konstantin (Kosty) Gilis		✓	✓
Todd Hyatt	✓
Lisa Klinger	Chair
David Levin
Anthony Munk
Emmanuelle Skala		✓	Chair
Number of 2021 Committee Meetings	6(1)	5(2)	1(3)

(1)	In addition, the Audit Committee also held additional informal discussions.
(2)	Includes the Compensation Committee acting via unanimous written consent on one other occasion. The Compensation Committee also held additional informal discussions.
(3)

Includes the Nominating and Corporate Governance Committee acting via unanimous written consent on one occasion. Our full Board of Directors undertook some of the responsibilities of the Nominating and Corporate Governance Committee during 2021. The Nominating and Corporate Governance Committee also held additional informal discussions.

Audit Committee

Currently, the members of the Audit Committee are Lisa Klinger, as Chairperson, Michael Alicea and Todd Hyatt, each of whom have been determined by the Board to qualify as “independent” under Rule 10A-3 and the NYSE listing rules, and “financially literate” under the NYSE listing rules. The Board has determined that each of Ms. Klinger and Mr. Hyatt qualify as an “audit committee financial expert” within the meaning of regulations adopted by the SEC. The Audit Committee recommends the annual appointment and reviews the independence of our independent registered public accounting firm and reviews the scope of audit and non-audit assignments and related fees and the results of the annual audit. In addition, the Audit Committee reviews the accounting principles used in financial reporting, internal auditing procedures, the adequacy of our internal control procedures, related party transactions and investigations into matters related to audit functions. The Audit Committee also prepares any report of the Audit Committee required by rules and regulations of the SEC for inclusion in our proxy statement and reviews and approves related party transactions. The Audit Committee is also responsible for overseeing risk management on behalf of our Board, including cybersecurity and compliance with privacy regulations.

The charter of the Audit Committee permits the committee to, in its discretion, delegate its duties and responsibilities to one or more subcommittees as it deems appropriate.

Compensation Committee

Currently, the members of the compensation committee are Michael Alicea, as Chairman, Lynda Clarizio, Kosty Gilis, and Emmanuelle Skala. The principal responsibilities of the Compensation Committee are to review and approve matters involving executive and director compensation, oversee and recommend changes in employee benefit programs, authorize equity and other incentive arrangements and authorize our company to enter into employment and other employee-related agreements. Because we are a “controlled company” within the meaning of the NYSE listing standards, our Compensation Committee is not yet required to be composed entirely of independent directors, but is currently comprised of 3 out of 4 independent directors.

The charter of the Compensation Committee permits the committee to, in its discretion, delegate its duties and responsibilities to a subcommittee of the Compensation Committee as it deems appropriate and to the extent permitted by applicable law. All proposed delegations of duties must be adopted by a resolution of the Compensation Committee and reviewed for compliance with the corporate governance standards of the NYSE, the rules and regulations of the SEC and Delaware corporate law.

The Compensation Committee has engaged and periodically utilizes Semler Brossy Consulting Group LLC (“Semler Brossy”) as its executive compensation consultant to assist the Compensation Committee in evaluating executive and director compensation. When appropriate, Semler Brossy obtains input from management to ensure its advice and recommendations reinforce the Company’s business position and strategy, principles and values.

Nominating and Corporate Governance Committee

Currently, the members of the Nominating and Corporate Governance Committee are Emmanuelle Skala, as Chairperson, and Kosty Gilis. The Nominating and Corporate Governance Committee assists our Board in identifying individuals qualified to become Board members, makes recommendations to the Board regarding directors’ independence, makes recommendations for nominees for committees, and develops, reviews, and recommends changes to our corporate governance principles. Because we are a “controlled company” within the meaning of the NYSE listing standards, our Nominating and Corporate Governance Committee is not yet required to be composed entirely of independent directors.

The charter of the Nominating and Corporate Governance Committee permits the committee to, in its sole discretion, delegate its duties and responsibilities to one or more subcommittees as it deems appropriate.

Compensation Committee Interlocks and Insider Participation

The members of the compensation committee are Michael Alicea as Chairman, Lynda Clarizio, Kosty Gilis and Emmanuelle Skala.  None of our executive officers serve, or in the past year have served, as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board or compensation committee. No interlocking relationship exists between any member of the compensation committee (or other committee performing equivalent functions) and any executive, member of the board of directors or member of the compensation committee (or other committee performing equivalent functions) of any other company.

Stock Ownership Guidelines

We adopted stock ownership guidelines for our directors and executive officers to help ensure that they each maintain an equity stake in the Company and, by doing so, appropriately link their interests with those of other stockholders. The guideline for executive officers is based on a multiple of the executive’s base salary, ranging from two to five times, with the size of the multiple based on the individual’s position with the Company. Executives are required to achieve these stock ownership levels within five years of becoming an executive officer. Our independent directors are required to hold a number of shares of our common stock with a value equal to four times the annual cash retainer for Board service. Our independent directors are required to achieve this ownership level within five years of our initial public offering or joining the Board, whichever is later.  The stock ownership guidelines may be met by the following forms of equity held by the individual subject to the guidelines: (i) shares of Emerald stock owned outright, (ii) unvested time-based RSUs, and (iii) the value of vested, unexercised stock options.

No Hedging or Pledging Policy

The Company’s Securities Trading Policy prohibits all directors and executive officers of the Company from effecting short sales, put options, call options or other derivative securities, holding securities in a margin account or otherwise pledging securities as collateral for a loan or hedging or similar monetization transactions with respect to the Company’s common stock.

BOARD OF DIRECTORS AND MANAGEMENT

The following table sets forth, as of March 29, 2022, the name and age of each executive officer, director and certain significant employees of the Company, indicating all positions and offices with us currently held by such executive officer, director or significant employee:

Name	Age	Position
Hervé Sedky	52	Chief Executive Officer and President
Brian Field	54	Chief Operating Officer
David Doft	50	Chief Financial Officer
William Charles	51	Chief Information Officer
Stacey Sayetta	49	General Counsel and Corporate Secretary
Eric Lisman (1)	65	Executive Vice President
Konstantin (Kosty) Gilis	48	Chairman of the Board and Director
Michael Alicea	54	Director
Lynda Clarizio	61	Director
Todd Hyatt	61	Director
Lisa Klinger	55	Director
David Levin	60	Director
Anthony Munk	61	Director
Emmanuelle Skala	49	Director

(1) Mr. Lisman departed Emerald effective March 31, 2022.

Set forth below are descriptions of the backgrounds of each executive officer, director and certain significant employees of the Company, as of March 29, 2022:

Hervé Sedky. Mr. Sedky joined Emerald as President and Chief Executive Officer in January 2021. Prior to joining Emerald, Mr. Sedky spent six years as President of the Americas for Reed Exhibitions, leading more than 100 sector-leading exhibitions and events in North and South America each year, as well as the company’s global pop culture and lifestyle focused offshoot, ReedPop. Before his time at Reed Exhibitions, Mr. Sedky spent over twenty years at the American Express Company, ultimately serving as Senior Vice President and General Manager of American Express Global Business Travel, as well as on American Express’ senior management team.  Mr. Sedky holds a bachelor’s degree from Northeastern University and is a graduate of the Executive Management Program (PMD) at Harvard Business School. Mr. Sedky was selected to serve on our Board as a result of his extensive leadership experience in our industry, and in light of his role as our Chief Executive Officer.

Brian Field. Mr. Field joined Emerald as Chief Operating Officer in June 2019 and served as Interim President and Chief Executive Officer from January 1, 2020 to January 4, 2021. From January 2019 to June 2019, Mr. Field served on the faculty of the Kogod School of Business at American University, prior to which Mr. Field spent eight years at UBM, now part of Informa plc, a UK-based multinational events, academic publishing and business intelligence business. From 2013 to 2018, Mr. Field was COO of UBM Americas, delivering events and marketing services in the technology, fashion, licensing, advanced manufacturing, construction, healthcare, and pharmaceutical industries. Prior to that role, Mr. Field spent three years at UBM Medica, a leading healthcare media, publishing and education company, where he held senior positions overseeing operations, finance, marketing, product, technology and sales efforts for the business’ print and digital products and events. Earlier in his career, Mr. Field held senior positions in operations, product development, marketing and strategy development at Turner Broadcasting and Omnicom, among others. Mr. Field holds a bachelor’s degree from Connecticut College, a master’s degree from The Juilliard School and a doctorate from Columbia University.

David Doft. Mr. Doft joined Emerald as Chief Financial Officer in January 2020. Mr. Doft has more than 25 years of experience in accounting, corporate finance and strategic planning, most recently serving as Executive in Residence at Progress Partners, an M&A advisory firm, from August 2019 to January 2020. Prior to that role, Mr. Doft served as Chief Financial Officer of MDC Partners, a leading global provider of marketing, advertising, activation, communications and strategic consulting solutions, since August 2007, where he was responsible for all aspects of agency operations, financial reporting and compliance, corporate finance, treasury and investor relations.  Mr. Doft has also served in senior roles at Cobalt Capital, Level Global Investors, CIBC World Markets and ABN AMRO/ING Barings Furman Selz, and holds a B.S. in Economics from the Wharton School of the University of Pennsylvania.

William Charles. Mr. Charles has led our information technology (“IT”) operations since joining us in August 2013 and was promoted to our Chief Information Officer beginning in January 2014. Prior to joining Emerald, Mr. Charles was a senior executive in IT at Pacific Sunwear from 2004 to 2013. Mr. Charles oversees all aspects of our IT infrastructure and systems. Mr. Charles has over 25 years of IT industry experience and has an M.B.A. from Babson College and an undergraduate degree from the University of Connecticut.

Stacey Sayetta.  Ms. Sayetta joined Emerald as General Counsel and Corporate Secretary in November 2021. Ms. Sayetta has over 20 years of legal experience, including in the areas of mergers and acquisitions, private equity, securities law and corporate governance.    Before joining Emerald, Ms. Sayetta most recently served as the Assistant General Counsel of Trian Fund Management, L.P. from May 2011 to October 2021.  Prior to Trian, Ms. Sayetta joined Fortress Investment Group LLC in 2000 as their first in-house counsel.  Ms. Sayetta has a B.S. from Cornell University and a J.D. from Harvard University Law School.

Eric Lisman. Mr. Lisman joined us as an Executive Vice President in March 2017. Mr. Lisman is an experienced transaction professional with over 30 years of media industry experience. From September 2013 through March 2017, Mr. Lisman founded and operated Media Front Inc., a strategic and transaction consulting firm serving the trade show and media industries. Mr. Lisman previously served from December 2012 through September 2013 as Chief Executive Officer of ENK International. From September 1997 through December 2012, he served as Executive Vice President — Corporate Development of Advanstar Communications and, prior to that, as Senior Vice President and General Counsel of Reed Publishing USA. Mr. Lisman holds a B.A. from the University of Virginia and a J.D. from Harvard Law School. Mr. Lisman has departed Emerald effective March 31, 2022.

Konstantin (Kosty) Gilis. Mr. Gilis has been Chairman of the Board and a member of the Compensation Committee since June 2013 and has served as a member of the Nominating and Corporate Governance Committee since April 2017. Mr. Gilis is a Managing Director of Onex, focusing on the business services sector. Mr. Gilis currently also serves on the board of directors of Clarivate Analytics and ASM Global and was formerly a director of WireCo WorldGroup, Allison Transmission and Tomkins/Gates. Prior to joining Onex in 2004, Mr. Gilis worked at Willis Stein & Partners, a Chicago-based private equity firm, and was a management consultant at Bain & Company in the firm’s Toronto, Canada and Johannesburg, South Africa offices. Mr. Gilis holds an M.B.A. from Harvard Business School and a B.S. from The Wharton School of the University of Pennsylvania. Mr. Gilis’ experience in a variety of strategic and financing transactions and investments qualifies him to serve as a member of our Board. His high level of financial expertise is a valuable asset to our Board. As an executive with Onex, our controlling stockholder, he has extensive knowledge of our business.

Michael Alicea. Mr. Alicea has been a member of the Board and the Chairman of the Compensation Committee since December 2015 and has served as a member of the Audit Committee since February 2019.  Mr. Alicea is presently the Chief Human Resources Officer of Trellix, a leader in global cybersecurity. Mr. Alicea is responsible for all human resources activities across the entire global enterprise. Prior to that Mr. Alicea was Chief People Officer at Nielsen and held a variety of leadership roles within Nielsen in human resources, communications and operations. Overall, he possesses a strong background in a broad range of human resources, communications, operations and M&A disciplines. He holds a B.B.A. in Human Resources & Organizational Management and has completed graduate coursework in Business Policy at Baruch College.

Lynda Clarizio. Ms. Clarizio has been a member of the Board since August 2020 and has served as a member of the Compensation Committee since January 2021. Ms. Clarizio has over 20 years of experience in the media industry growing and scaling businesses with a focus on data and technology. She is currently a Strategic Advisor to VidMob, Inc., a marketing creative platform, and the Co-Founder of Brilliant Friends, a seed investment group of C-suite women funding women-led businesses. Ms. Clarizio previously served as President of U.S. Media at Nielsen Holdings, a global measurement and data analytics company, where she worked from 2013 to 2018. Prior to joining Nielsen, she served as Executive Vice President, Corporate Development and Operations of AppNexus, Inc., a programmatic advertising platform, from November 2012 to April 2013. From 2009 to 2012, Ms. Clarizio served as Chief Executive Officer and President of INVISION, Inc., a provider of multi-platform advertising solutions. From 1999 to 2009, she held a variety of executive positions with AOL Inc., a media technology company, including President of Platform-A (AOL's consolidated advertising businesses) and President of Advertising.com (an AOL subsidiary). Prior to joining AOL, Ms. Clarizio was a partner in the Washington, DC law firm Arnold & Porter, where she practiced law from 1987 through 1999. Ms. Clarizio is a member of the Board of Directors of the public companies CDW Corporation, Intertek Group, and Taboola. In addition, Ms. Clarizio also serves as a member of the Board of Directors of the private companies Simpli.fi, Resonate and Cambri, and is the Vice-Chair of Human Rights First. She is a graduate of Princeton University, where she earned an A.B., and of Harvard Law School, where she earned a J.D. Ms. Clarizio’s extensive media and data analytics industry leadership experience, together with her legal industry background, enable her to advise our Board on key operational and strategic issues.

Todd Hyatt. Mr. Hyatt has been a member of the Board and the Audit Committee of the Board since December 2015. Mr. Hyatt was Executive Vice President and Chief Financial Officer for IHS and IHS Markit, Inc., a leading Information Services Company, from 2013 through January 2020.  Mr. Hyatt worked at IHS from 2005 also serving as Senior Vice President and Chief Information Officer, Senior Vice President Financial Planning and Analysis and Chief Financial Officer for the Company’s engineering segment. Prior to joining IHS, Mr. Hyatt served as Vice President for Lone Tree Capital Management, a private equity firm. During his career, he has also worked for U S WEST / MediaOne where he was an Executive Director in the Multimedia Ventures organization and for AT&T. He started his career in public accounting, working at Arthur Young and Arthur Andersen. Mr. Hyatt holds a Masters in Management from Purdue University and a B.S. in Accounting from the University of Wyoming. Mr. Hyatt’s extensive management, financial and accounting experience enables him to provide us with strategic and financial guidance in establishing and executing on short and long-term strategic plans.

Lisa Klinger.  Ms. Klinger has been a member of the Board and Audit Committee since April 2018 and has been the Audit Committee Chair since March 2019.  She has previously served as the Chief Administrative and Financial Officer for Ideal Image Development Corp., as Chief Administrative and Financial Officer for Peloton Interactive, Inc., as Chief Financial Officer and Treasurer for Vince Holding Corp., and as Executive Vice President and Chief Financial Officer of The Fresh Market, Inc. During her career, she has also held financial leadership roles at Michael’s Stores and Limited Brands. Ms. Klinger also serves on the Board of Directors and Compensation Committee and is the Audit Committee Chair of Tremor International, a global advertising technology company and also serves on the Board of Directors and the Audit Committee of The Container Store Group, Inc., the leading specialty retailer of storage and organization solutions and custom closets. She holds a B.S.B.A. in Finance from Bowling Green State University.

David Levin. Mr. Levin has been a member of the Board since August 2020.  He currently serves as the Chairman of SparkBeyond, an Israeli artificial intelligence company and Chairman of The Learning Network, a Dutch based Education company. He is also the University Entrepreneur in Residence at Arizona State University and the Executive Producer of the REMOTE virtual summit series that is focused on on-line and hybrid pedagogy. He is a non-executive Director of COFRA Holdings, a private Swiss company with interests in private equity, real estate and retail. Previously, Mr. Levin served as the CEO of McGraw Hill (2014-17), the CEO of UBM plc (2005-13), CEO of Symbian Ltd (2002-2005) and of Psion PLC (1998-2002) and the COO and CFO of Euromoney Institutional Investor plc (1994-1998). Mr. Levin holds an MBA from Stanford and an M.A. from Oxford University. Mr. Levin’s extensive management experience, particularly in the area of trade show events and data analytics, enables him to provide us with important strategic guidance.

Anthony Munk. Mr. Munk has been a member of the Board since May 2020. Mr. Munk is a Vice Chairman of Onex Corporation, which he joined in 1988, and is Chair of Onex Partners’ Private Equity Investment Committee. Mr. Munk currently also serves on the public company board of Clarivate Plc and the private company boards of Ryan LLC, and WireCo Worldgroup Inc. Mr. Munk previously served on the board of directors of JELD-WEN Holding, Inc., SGS&Co, Barrick Gold, RSI Home Products, Husky Injection Molding Systems Ltd, Cineplex Inc., SMG Holdings, Inc., Jack’s Family Restaurants, and Save-A-Lot. Prior to joining Onex, Mr. Munk was a Vice President with First Boston Corporation in London, England and an Analyst with Guardian Capital in Toronto. Mr. Munk holds a B.A. (Honors) in Economics from Queen’s University. His high level of financial expertise is a valuable asset to our Board, and as an executive with Onex, he has extensive knowledge of our business.

Emmanuelle Skala. Ms. Skala has been a member of the Board since January 2018 and a member of the Compensation Committee since February 2019. She is currently Senior Vice President of Customer Success at Toast, a restaurant technology platform. At Toast, she manages all post-sales customer facing teams. From 2008 to 2013, Ms. Skala held positions of increasing seniority at Sophos Group PLC. From 2014 to 2016, Ms. Skala served as the Vice President of Sales for Influitive, and from 2016 to 2017, she served as the Vice President of Sales and Customer Success at DigitalOcean. She is a frequent industry speaker and blogger on SaaS sales and customer success, and holds advisory board positions in a venture fund and several technology startups. Ms. Skala holds an M.B.A. in Marketing and Finance from New York University’s Stern School of Business and a B.S. in Industrial Management from Carnegie Mellon University.

PROPOSAL 1—ELECTION OF CLASS II AND PREFERRED STOCK DIRECTORS

Our Board has nominated three people for re-election as Class II directors and two people for re-election as Preferred Stock directors at the Annual Meeting. Each of the nominees currently is a director of the Company. If holders of our common stock and holders of our Series A Preferred Stock voting on an as-converted basis as a single class with holders of our common stock re-elect the Class II directors, then these directors will hold office until the Annual Meeting of Stockholders in 2025, or until their successors have been duly elected and qualified, subject to the director’s earlier death or resignation or removal. If the holders of our Series A Preferred Stock re-elect the Preferred Stock directors, then these directors will hold office until the Annual Meeting of Stockholders in 2023, or until their successors have been duly elected and qualified, subject to the director’s earlier death or resignation or removal. Each of the Board’s nominees has consented to be named in this Proxy Statement and has agreed to serve if re-elected. If for some reason any of the Board’s nominees are unable to serve or for good cause will not serve if re-elected, the persons named as proxies may vote for a substitute nominee recommended by the Board and, unless you indicate otherwise on the proxy card, your shares will be voted in favor of the Board’s remaining nominees.

We believe each of the Board’s nominees meets the qualifications established by the Board for service on our Board and has professional experience in areas that are extremely relevant to our strategy and operations. We also believe that the skills, experience, backgrounds and attributes of the Board’s nominees make them the best candidates to serve on our Board.

The following table sets forth, as of March 29, 2022, the name and age of each nominee for Class II director, indicating all positions and offices with us currently held by such director:

Name	Age	Position
Konstantin (Kosty) Gilis	48	Chairman of the Board and Director
Todd Hyatt	61	Director
Lisa Klinger	55	Director

See the section of this Proxy Statement entitled “Management” for descriptions of the backgrounds and principal occupations of each of our Class II director nominees, as of March 29, 2022.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RE-ELECTION OF ALL OF THE BOARD’S CLASS II DIRECTOR NOMINEES LISTED ON THE PROXY CARD.

 The following table sets forth, as of March 29, 2022, the name and age of each nominee for Preferred Stock director, indicating all positions and offices with us currently held by such director:

Name	Age	Position
Lynda Clarizio	61	Director
David Levin	60	Director

See the section of this Proxy Statement entitled “Management” for descriptions of the backgrounds and principal occupations of each of our Preferred Stock director nominees, as of March 29, 2022.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE HOLDERS OF SERIES A PREFERRED STOCK VOTE “FOR” THE RE-ELECTION OF ALL OF THE BOARD’S PREFERRED STOCK DIRECTOR NOMINEES LISTED ON THE PROXY CARD.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND NON-AUDIT RELATED

SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is responsible for the appointment, compensation, retention, oversight and termination of the Company’s independent registered public accounting firm. The Audit Committee has adopted a policy requiring that substantially all audit and non-audit services provided by the independent registered public accounting firm be pre-approved by the Audit Committee. Pre-approval is not necessary for certain minor non-audit services that (i) do not constitute more than 5% of the total amount of revenues paid by the Company to PricewaterhouseCoopers LLP during the fiscal year the non-audit services were provided; (ii) were not recognized by the Company to be non-audit services at the time of the engagement for such services; and (iii) are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or by one or more members of the Audit Committee who are members of the Board to whom authority to grant such approvals has been delegated by the Audit Committee. The Audit Committee may delegate authority to one or more independent members of the Audit Committee to grant pre-approvals of audit and permitted non-audit services, provided that any such pre-approvals are presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee has adopted a policy that prohibits our independent registered public accounting firm from providing the following services:

•	bookkeeping or other services related to the accounting records or financial statements of the Company;
•	financial information systems design and implementation;
•	appraisal or valuation services, providing fairness opinions or preparing contribution-in-kind reports;
•	actuarial services;
•	internal audit outsourcing services;
•	management functions or human resources;
•	broker or dealer, investment adviser or investment banking services;
•	legal services and expert services unrelated to the audit; and
•	any other service that the Public Company Accounting Oversight Board prohibits through regulation.

The Audit Committee’s pre-approval policy is in the Audit Committee Charter, which is available on our website at investor.emeraldx.com/corporate-governance/governance-documents.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

The Audit Committee is currently comprised of three independent directors: Lisa Klinger, as Chairperson, Michael Alicea and Todd Hyatt. The Audit Committee oversees Emerald Holding, Inc.’s financial reporting process, internal controls and audit functions on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including maintaining an effective system of internal controls over financial reporting. The Audit Committee meets separately with management and the independent registered public accounting firm, and may meet with the internal auditors from time to time. The Audit Committee operates under a written charter approved by the Board, a copy of which is available on our website at investor.emeraldx.com/corporate-governance/governance-documents. The charter, among other things, provides that the Audit Committee has full authority to appoint, compensate, retain, oversee and terminate when appropriate, the independent registered public accounting firm.

In addition to fulfilling its oversight responsibilities as set forth in its charter and further described above in the section of this Proxy Statement entitled “Corporate Governance and Board Matters—Committees of the Board—Audit Committee,” the Audit Committee also:

•

reviewed and discussed the audited financial statements in Emerald Holding, Inc.’s annual report on Form 10-K for the year ended December 31, 2021 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements;

•

reviewed with PricewaterhouseCoopers LLP, Emerald Holding, Inc.’s independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, the audited financial statements and its evaluation of the Company’s internal control over financial reporting as well as their judgments as to the quality and acceptability of Emerald Holding, Inc.’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards;

•

discussed and received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence;

•

discussed with PricewaterhouseCoopers LLP its independence from management and Emerald Holding, Inc. and considered whether PricewaterhouseCoopers LLP could also provide non-audit services without compromising the firm’s independence;

•

discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the Statement on Auditing Standards No. 61., as amended (AICPA, Professional Standards, Vol. 1, AU Section 380, as adopted by the PCAOB in Rule 3200T); and

•	reviewed and discussed the Company’s risk assessment and risk management framework, including discussions of individual risk areas as well as the overall process; and
•

discussed with PricewaterhouseCoopers LLP the overall scope and plans for its audit, and then met with PricewaterhouseCoopers LLP, with and without management present, to discuss the results of its examination and the overall quality of Emerald Holding, Inc.’s financial reporting and compliance program.

Based on the foregoing reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2021, for filing with the SEC.

This report has been furnished by the members of the Audit Committee of the Board:

Audit Committee

Lisa Klinger, Chairperson
Michael Alicea
Todd Hyatt

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES AND SERVICES

The following is a description of the fees billed by PricewaterhouseCoopers LLP for services provided in relation to the years ended December 31, 2021 and 2020.

Type of Fees	Fiscal Year Ended December 31, 2021	Fiscal Year Ended December 31, 2020
Audit Fees(1)	$2,321,422	$2,593,504
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	3,044	3,690
Total	$2,324,466	$2,597,194

(1)

Audit fees consist of fees billed or expected to be billed for each of 2021 and 2020 for professional services rendered for the audit of our financial statements and review of interim financial statements. Audit fees also include fees for services associated with registration statements filed with the SEC, such as Form S-3 and Form S-8, including the review of related documents and issuance of consents.

(2)	We did not engage PricewaterhouseCoopers LLP to perform audit-related services during 2021 or 2020.
(3)	We did not engage PricewaterhouseCoopers LLP to perform tax services during 2021 or 2020.
(4)	Represents annual licensing fees for technical accounting publications.

As set forth above, the Audit Committee’s outside auditor independence policy provides for pre-approval of audit, audit-related and tax services specifically described by the Audit Committee on an annual basis and, in addition, individual engagements anticipated to exceed pre-established thresholds must be separately approved. The policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services. The Audit Committee pre-approved all services that PricewaterhouseCoopers LLP provided for 2021 and 2020 in accordance with the pre-approval policy discussed above and below.

PROPOSAL 2—RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee, comprised of independent members of the Board has selected PricewaterhouseCoopers LLP to be the Company’s independent registered public accounting firm for the year ended December 31, 2022. PricewaterhouseCoopers LLP has been engaged as our independent registered public accounting firm since June 4, 2015, which the Audit Committee approved. As a matter of good corporate governance, the Audit Committee has requested the Board to submit the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2022 to stockholders for ratification. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. Representatives of PricewaterhouseCoopers LLP to be present at the Annual Meeting. They will have the opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL 2 TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

EXECUTIVE COMPENSATION

2021 Summary Compensation Table

The following table sets forth the portion of compensation paid to the named executive officers that is attributable to services performed during the fiscal years ended December 31, 2021 and 2020.

Name and Principal Position in 2021	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	All Other Compensation ($)(5)	Total ($)
Hervé Sedky(6),	2021	650,000	700,000	1,776,002	4,853,547	108,700	8,088,249
Chief Executive Officer and President	2020	—	—	—	—	—	—

Brian Field(7),	2021	480,000	510,000	386,752	3,420,493	8,700	4,805,945
Former Interim Chief Executive Officer and President; Chief Operating Officer	2020	480,000	477,045	480,000	—	2,110	1,439,155

David Doft(8),	2021	480,000	520,000	471,822	3,420,493	408,700	5,301,015
Chief Financial Officer	2020	465,231	413,439	1,721,261	—	200,000	2,799,930

Eric Lisman(9),	2021	423,500	—	—	161,785	8,700	593,985
Executive Vice President	2020	423,500	266,875	211,747	—	7,950	910,072

(1)	The amount included in the “Salary” column for 2020 for Mr. Doft represents the pro-rated portion of his annual base salary of $480,000 beginning on January 14, 2020.

(2)

The amount in the “Bonus” column for 2021 for Mr. Sedky represents the 2021 annual incentive payment in an amount equal to 100% of his 2021 target bonus as set forth in the Sedky Employment Agreement. The amount in the “Bonus” column for 2021 for Mr. Field represents the 2021 annual incentive payment in an amount equal to 85% of his 2021 target bonus. The amount in the “Bonus” column for 2021 for Mr. Doft represents the 2021 annual incentive payment in an amount equal to 100% of his 2021 target bonus.

(3)

The amounts in this column represent the grant date fair value of certain restricted stock unit (“RSU”) awards calculated in accordance with FASB ASC Topic 718. The aggregate grant date fair value of the RSU awards equals the closing price of the Company’s publicly traded stock on the grant date of the RSU award, multiplied by the number of shares in respect of the RSU award. Details and assumptions used in calculating the grant date fair value of the performance-based market condition share awards may be found in Note 12, “Stock-Based Compensation,” to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on February 24, 2022 (our “2021 10-K”).

(4)

The amounts in this column represent the grant date fair value of the stock option award calculated in accordance with FASB Topic 718. Details and assumptions used in calculating the grant date fair value of the option awards may be found in Note 11, “Stockholders’ Equity (Deficit) and Series A Preferred Stock,” to our audited financial statements included in our 2021 10-K.

(5)

The amounts included in the “All Other Compensation” column for 2021 represent: (i) matching contributions made to our 401(k) Savings Plan on behalf of Messrs. Sedky, Field, Doft, and Lisman of $8,700 each (ii) the first installment of a signing bonus in the amount of $100,000 for Mr. Sedky (iii) the second installment of  a signing bonus in the amount of $200,000 for Mr. Doft (iv) the first installment of a special bonus in the amount of $200,000 for Mr. Doft in accordance with the Special Bonus Agreement included as Exhibit 10.28 of our 2021 10-K.

(6)	Mr. Sedky commenced Employment with the Company as Chief Executive Officer on January 4, 2021.
(7)

Mr. Field commenced employment with the Company on June 1, 2019 and was appointed Interim Chief Executive Officer and President on January 1, 2020. Mr. Field served as the Interim Chief Executive Officer and President until January 4, 2021, upon the appointment of Hervé Sedky as Chief Executive Officer and President. Mr. Field currently holds the position of Chief Operating Officer, effective as of January 4, 2021.

(8)	Mr. Doft commenced employment with the Company as Chief Financial Officer on January 16, 2020.
(9)

Mr. Lisman commenced employment with the Company as Executive Vice President on March 6, 2017. Mr. Lisman departed Emerald effective March 31, 2022. Mr. Lisman is entitled to severance payments, payable beginning in 2022, under the terms of his Employment Agreement and a Separation Agreement and Release Agreement, described more fully below under the heading “Narrative Disclosure to Summary Compensation Table - Agreements with Executive Officers.”

Narrative Disclosure to Summary Compensation Table

Elements of Compensation

In designing our executive compensation program, we focused on several key objectives including (i) having a significant portion of compensation opportunities at risk to incentivize management to achieve target goals, (ii) aligning our executive officers’ interests with our stockholders’ interests through equity compensation, and (iii) creating a structure that would enable the Company to attract, retain, motivate and reward the best talent.  To that end, in 2021, we compensated our named executive officers through a combination of base salary, annual cash incentives and long-term incentives. The Company’s long-term incentive compensation comprises a meaningful component of total compensation in order to directly align the interests of our executive officers and our stockholders.

Base Salaries

Our Compensation Committee is responsible for setting the base salaries of our executive officers, which is intended to compensate executives for their day-to-day responsibilities and performance.  Base salaries are typically set at amounts that are competitive with the market to attract and retain quality executive officers.  Employment agreements with certain executive officers contain a minimum base salary level.

Pursuant to the terms of his employment agreement with the Company dated November 10, 2020 (the “Sedky Employment Agreement”), Mr. Sedky’s annual base salary for 2021 was $650,000. Mr. Sedky also received a signing bonus of $100,000, paid in a lump sum within thirty days following his January 4, 2021 start date.

Pursuant to the terms of his employment agreement with the Company dated May 22, 2019 (as amended on November 12, 2020, the “Field Employment Agreement”), Mr. Field’s annual base salary for 2021 was $480,000.

Pursuant to the terms of his employment agreement with the Company dated January 16, 2020 (the “Doft Employment Agreement”), Mr. Doft’s annual base salary for 2021 was $480,000. Mr. Doft also received a signing bonus of $400,000, paid in two equal installments on the first payroll dates of January 2021 and January 2022, which bonus was subject to his continued employment until December 31, 2020 and December 2021, respectively.

Pursuant to the terms of his letter agreement with the Company dated February 1, 2017 (the “Lisman Letter Agreement”), Mr. Lisman’s annual base salary for 2021 was $423,500.

Base salaries for our named executive officers are typically reviewed by the Compensation Committee on an annual basis. There were no increases in the base salaries of our named executive officers for 2022.

Performance Based Annual Cash Incentives

In respect of performance during 2021, each of our named executive officers was eligible to receive an annual cash bonus under the Company’s 2021 Annual Incentive Plan (the “Annual Incentive Plan”), which is administered by the Compensation Committee. The Annual Incentive Plan was designed to link executive compensation directly to the Company’s performance during the fiscal year. Under the Annual Incentive Plan for 2021, the amount of bonuses payable depended on achievement of specified company financial metrics, including Adjusted EBITDA and revenue targets, as well as brand performance and individual goals.  The Compensation Committee also considered other factors that it determined to be appropriate in its discretion.

Each named executive officer eligible for an annual incentive award was assigned a target award equal to a percentage of that named executive officer’s base salary as of the end of the fiscal year.  The targeted amount was based on the named executive officer’s position, responsibilities, and past and estimated future contributions to the Company. Additionally, the employment agreement or letter agreement, as applicable, for each named executive officer stipulates provisions regarding annual cash bonus payments. The Compensation Committee, in its sole discretion and subject to the employment agreements may revise the target awards for the named executive officers.

Pursuant to the Sedky Employment Agreement, Mr. Sedky received a guaranteed annual bonus of $700,000 in 2021.

Pursuant to the Field Employment Agreement, Mr. Field was eligible to earn a target bonus of $600,000 in 2021, based upon Company performance criteria set by the Board for 2021. For 2021, Mr. Field received an annual bonus in the amount of $510,000.  This amount was determined in the Compensation Committee’s discretion based upon Mr. Field’s efforts in helping to manage the Company against the continuing challenges in 2021 posed by the COVID-19 pandemic and the implementation of several operational and strategic initiatives including the continued growth and expansion of Elastic Suite.

Pursuant to the Doft Employment Agreement, Mr. Doft was eligible to earn a target annual bonus of $520,000 in 2021, based upon Company performance criteria set by the Board for 2021.  For 2021, Mr. Doft received an annual bonus in the amount of $520,000. This amount was determined in the Compensation Committee’s discretion based upon Mr. Doft’s efforts in helping to manage the Company against the continuing challenges in 2021 posed by the COVID-19 pandemic, including significant cost reduction efforts, achieving substantial event cancellation insurance recoveries and Adjusted EBITDA results, and implementation of several operational and strategic initiatives to position the Company for growth in future years including the acquisition of MJBiz.

Long Term Incentives

We believe that the granting of long-term equity compensation is important to ensure that the interests of management align with those of our stockholders. We previously maintained the 2013 Stock Option Plan (the “2013 Plan”) for the purpose of granting options to acquire common stock to our employees, some of which remain outstanding as of March 29, 2022.

In connection with our initial public offering, the Board adopted, and our stockholders approved, the Emerald Expositions Events, Inc. 2017 Omnibus Equity Plan (the “2017 Plan”), under which equity awards may be made in respect of 5,000,000 shares of common stock of the Company. Under the 2017 Plan, awards may be granted in the form of options, restricted stock, restricted stock units, stock appreciation rights, dividend equivalent rights, share awards and performance-based awards (including performance share units and performance-based restricted stock). Following our initial public offering, all long-term equity compensation awards have been made under the 2017 Plan. On May 12, 2021 our stockholders approved the amendment and restatement of the 2017 Plan (the “Restated 2017 Plan”) to, among other things, increase the number of shares of Company common stock, par value $0.01 per share, available for issuance under the Restated 2017 Plan by an additional 13,000,000 shares.

On January 4, 2021, the Board granted equity incentive awards (collectively the “2021 Equity Awards”) to certain key employees of the Company, including Mr. Sedky (in connection the commencement with his employment), Mr. Field, and Mr. Doft. The 2021 Equity Awards included 3,330,380, 2,344,937, and 2,344,937 stock options, which grants were subject to the subsequent shareholder approval of the Restated 2017 Plan, and 337,643, 73,527, and 89,700 RSUs to Mr. Sedky, Mr. Field and Mr. Doft, respectively.  All of the 2021 Equity Awards are subject to vesting in five substantially equal annual installments beginning on January 4, 2022. The stock options feature multi-tiered premium exercise price, with one-third of the stock options being granted with an exercise price of the fair market value of share of the Company’s common stock at the time of grant, one-third of the stock options being granted with an exercise price of $6.00 and one-third of the stock options being granted with an exercise price of $8.00.  In addition, the shares underlying the stock options and RSU components of the 2021 Equity Awards are subject to certain transfer restrictions that prohibit the recipient from selling the underlying shares for up to seven years from the date of grant, subject to certain exceptions in the case of the recipient’s death, disability, termination of the recipient’s employment without Cause, a Change in Control of the Company and in the event that Onex sells some if its shareholdings. Upon a termination of the recipient’s employment (i) by the Company other than for Cause or (ii) by the recipient for Good Reason (as such terms are defined in the recipients’ Employment Agreements) or (ii) as the result of the recipient’s death or disability, a pro-rata portion of the shares subject to the 2021 Equity Award that would have vested in the next twelve months following the termination of employment will become vested, based on the time between the most recent vesting date and the date of the termination of employment. The 2021 Equity Awards will become fully vested (and exercisable, as applicable) in the event of a Change in Control (as defined in the Restated 2017 Plan).

In connection with the commencement of his employment, on January 4, 2021, Mr. Sedky also received an initial equity incentive award of 337,643 RSUs that vest in five equal installments on January 4, 2022, January 4, 2023, January 4, 2024, January 4, 2025 and January 4, 2026. This grant otherwise has similar terms to those of the RSU component of the 2021 Equity Awards described above.

On June 3, 2019, Mr. Field received a grant of 21,473 RSUs and 43,933 stock options with a three-year vesting schedule, which are scheduled to vest in three substantially equal annual installments beginning on June 3, 2020. This grant shall become fully vested upon a termination (i) by the Company other than for Cause or (ii) by Mr. Field for Good Reason (as such terms are defined in the Field Employment Agreement).  On December 6, 2019, Mr. Field received a performance-based share award in respect of 227,525 shares of common stock, assuming (i) full vesting of the award and (ii) the closing price per share on the trading day on which each vesting threshold is satisfied is equivalent to the price per share applicable to each such vesting threshold, which range from $18.00 - $24.00, as set forth in Mr. Field’s award agreement. This performance-based share award replaced the performance-based share award previously granted to Mr. Field on June 3, 2019.  In the event of a Change in Control (as defined in the 2017 Plan), if the price per share paid by the buyer is greater than any of the applicable vesting thresholds in the performance based share award, such portion of the award shall vest upon the closing of such Change in

Control by treating such price per share paid by the buyer as having satisfied the applicable vesting threshold(s), and any remaining unvested portion of the award shall be forfeited as of the closing of such Change in Control.

In connection with the commencement of his employment, on January 16, 2020, Mr. Doft received an initial equity incentive award of 55,300 RSUs, which vest in four substantially equal annual installments beginning on January 1, 2021.  This grant will become fully vested upon a termination (i) by the Company other than for Cause or (ii) by Mr. Doft for Good Reason (as such terms are defined in the Doft Employment Agreement) that occurs at any time within the period that is six months prior to the execution of an agreement providing for a Change in Control through 18 months after the Change in Control. In addition, on January 16, 2020, Mr. Doft received a performance-based share award in respect of 227,525 shares of common stock, assuming (i) full vesting of the award and (ii) the closing price per share on the trading day on which each vesting threshold is satisfied is equivalent to the price per share applicable to each such vesting threshold, which range from $18.00 - $24.00, as set forth in Mr. Doft’s award agreement. In the event of a Change in Control (as defined in the 2017 Plan), if the price per share paid by the buyer is greater than any of the applicable vesting thresholds in the performance based share award, such portion of the award shall vest upon the closing of such Change in Control by treating such price per share paid by the buyer as having satisfied the applicable vesting threshold(s), and any remaining unvested portion of the award shall be forfeited as of the closing of such Change in Control. In the event of a termination of employment for any reason, the unvested portion of the performance award will terminate, except in the event of a termination other than for Cause or upon a termination for Good Reason (as defined in the award agreement) within the period that is six months prior to the execution of an agreement providing for a Change in Control through the date of a Change in Control, any unvested shares subject to the performance award remain eligible to vest in accordance with the terms of the award agreement.

On March 14, 2019, Mr. Lisman received a grant of 17,828 RSUs and 36,013stock options, which vest in 25% increments on each of the first four anniversaries of the date of grant. This grant shall become fully vested upon (i) a Change in Control (as defined in the 2017 Plan) and (ii) the termination of Mr. Lisman without Cause within three months before or 18 months after the Change in Control. On February 14, 2020, Mr. Lisman received a grant of 22,057 RSUs, which vest in 25% increments on each of the first four anniversaries of the date of grant. This grant shall become fully vested upon (i) a Change in Control (as defined in the 2017 Plan) and (ii) the termination of Mr. Lisman without Cause within three months before or 18 months after the Change in Control.

Agreements with Named Executive Officers

Hervé Sedky

Pursuant to the Sedky Employment Agreement, Mr. Sedky is entitled to (a) an annual base salary of $650,000, subject to review for annual increase (b) an annual bonus, with a target of 107.69% of base salary (equal to $700,000 for 2021), which is guaranteed for the first twelve months of the term and subsequently subject to satisfaction of performance goals set annually by the Board; (c) eligibility to participate in all benefits programs for which other senior executives of Emerald are generally eligible; (d) eligibility to take an unlimited number of vacation days, pursuant to Emerald’s MyTime policy; (e) reimbursement for reasonable, documented business expenses; and (f) perquisites in the form of (i) business class travel on flights approximately two hours or longer; and (ii) reimbursement for reasonable, documented legal fees incurred in connection with the drafting, negotiation and execution of the Sedky Employment Agreement. In addition, Mr. Sedky received sign-on compensation in the amount of $100,000, paid in one lump sum. Mr. Sedky is subject to a perpetual confidentiality covenant and, during his employment with Emerald and for 12 months immediately thereafter, non-solicitation, non-competition and non-disparagement covenants.

Brian Field

Pursuant to the Field Employment Agreement, Mr. Field is entitled to (a) an annual base salary of $480,000 (b) an annual bonus, with a target annual bonus equal to $600,000, subject to satisfaction of performance goals set annually by the Board; (c) eligibility to participate in all benefits programs for which other senior executives of Emerald are generally eligible; (d) eligibility to take an unlimited number of vacation days, pursuant to Emerald’s MyTime policy; (e) reimbursement for reasonable, documented business expenses; and (f) perquisites in the form of (i) business class travel on flights approximately two hours or longer; and (ii) reimbursement up to $15,000 for reasonable, documented legal fees incurred in connection with the drafting, negotiation and execution of the Field Employment Agreement.  In addition, the Field Employment Agreement provides for severance payments upon certain terminations of employment, as described below under “Payments upon Certain Events of Termination or Change in Control.”  Mr. Field is subject to a perpetual confidentiality covenant and, during his employment with Emerald and for 12 months immediately thereafter, non-solicitation, non-competition and non-disparagement covenants.

David Doft

Pursuant to the Doft Employment Agreement, Mr. Doft is entitled to (a) an annual base salary of $480,000 (b) an annual bonus, with a target annual bonus equal to $520,000, subject to satisfaction of performance goals set annually by the Board;

(c) eligibility to participate in all benefits programs for which other senior executives of Emerald are generally eligible; (d) eligibility to take an unlimited number of vacation days, pursuant to Emerald’s MyTime policy; (e) reimbursement for reasonable, documented business expenses; and (f) perquisites in the form of (i) business class travel on flights approximately two hours or longer; and (ii) reimbursement up to $15,000 for reasonable, documented legal fees incurred in connection with the drafting, negotiation and execution of the Doft Employment Agreement. In addition, Mr. Doft received a cash signing bonus in the amount of $400,000, paid as follows: (i) $200,000, paid to Mr. Doft in January 2021, and (ii) $200,000, paid to Mr. Doft on the first payroll date for calendar year 2022.

The Doft Employment Agreement provides for severance payments upon certain terminations of employment, as described below under “Payments upon Certain Events of Termination or Change in Control.”  Mr. Doft is subject to a perpetual confidentiality covenant and, during his employment with Emerald and for 12 months immediately thereafter, non-solicitation, non-competition and non-disparagement covenants.

On November 2, 2021, the Company entered into a Special Bonus Agreement with Mr. Doft, providing for a special bonus in the amount of $600,000 payable in three equal installments of $200,000, the first of which was paid in December 2021, and the remainder of which will vest on January,1, 2023 and January 1, 2024, subject to Mr. Doft’s continued employment through each payment date. Each installment payment, if earned, will be paid in a lump sum in cash on the first payroll date following the applicable vesting date. The Special Bonus Agreement has been included as Exhibit 10.28 of our 2021 10-K.

Eric Lisman

On February 1, 2017, the Company entered into the Lisman Letter Agreement which provides for an initial annual base salary of $350,000 which is subject to automatic increase (x) effective as of January 1, 2018, to $385,000 and (y) effective as of January 1, 2019, to $423,500 and (z) following the January 1, 2019 increase, in a manner consistent with those applied to other members of the senior management team. The letter agreement also provides that Mr. Lisman is eligible for an annual bonus as described above under the heading “Bonuses.” The letter agreement also provides that Mr. Lisman would be eligible to participate in all benefit programs for which other senior executives of the Company are generally eligible. Mr. Lisman is also entitled to a stipend of $1,500 per month to cover reasonable costs associated with the maintenance of his home-based office which will serve as his principal place of employment (including, without limitation, rent, utilities, mobile telephone, data plan and office supplies). Mr. Lisman will not at any time be required by the Company to relocate his principal place of employment without his consent. In addition, the letter agreement provides for severance payments upon certain terminations of employment, as described below under “Payments upon Certain Events of Termination or Change in Control.” The letter agreement provides that the executive would be subject to a noncompetition covenant during the term of employment and the one-year period following termination of employment. Pursuant to the terms of his equity award agreements, Mr. Lisman is subject to a perpetual confidentiality covenant, and noncompetition and non-solicitation covenants during the term of employment and the one-year period following termination of employment.

The Company entered into a Separation and Release Agreement with Mr. Lisman on December 31, 2021. Pursuant to the Lisman Separation Agreement, Mr. Lisman continued to serve in his capacity as Executive Vice President, Corporate Development until the Separation Date of March 31, 2022. Consistent with the terms of the Lisman Letter Agreement and subject to his completing his service through March 31, 2022 and the delivery of an irrevocable general release of claims, under the Lisman Separation Agreement, Mr. Lisman is entitled to an aggregate payment of $1,261,000 consisting of (i) his annual salary of $423,500, payable in equal installments on the Company’s regular payroll dates for twelve months following the Release Effective Date (as defined in the Lisman Separation Agreement) (ii) payment of a single lump sum in the amount of $400,000, payable prior to March 1, 2022, and (iii) payment of a single lump sum in the amount of $437,500 on the Company’s first regular payroll date following the Release Effective Date (as defined in the Lisman Separation Agreement). The Lisman Separation Agreement has been included as Exhibit 10.32 of our 2021 10-K.

Outstanding Equity Awards at 2021 Fiscal Year-End

The following table summarizes the number of securities underlying the equity awards held by each of the named executive officers as of the fiscal year ended December 31, 2021. All awards were granted under the 2017 Plan or the Restated 2017 Plan, as applicable.

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable (1)		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested		Market value of shares or units of stock that have not vested ($) (2)
Hervé Sedky	—	1,230,380	(3)	5.26	1/4/2031	—		—
	—	1,050,000	(3)	6.00	1/4/2031	—		—
	—	1,050,000	(3)	8.00	1/4/2031	—		—
	—	—		—	—	337,643	(9)	1,340,443
Brian Field	29,289	14,644	(4)	11.41	6/3/2029	—		—
	—	874,937	(3)	5.26	1/4/2031	—		—
	—	735,000	(3)	6.00	1/4/2031	—		—
	—	735,000	(3)	8.00	1/4/2031	—		—
	—	—		—	—	7,158	(10)	28,417
	—	—		—	—	37,500	(11)	148,875
	—	—		—	—	73,527	(12)	291,902
	—	—		—	—	32,323	(13)	128,322
David Doft	—	874,937	(3)	5.26	1/4/2031	—		—
	—	735,000	(3)	6.00	1/4/2031	—		—
	—	735,000	(3)	8.00	1/4/2031	—		—
	—	—		—	—	41,475	(14)	164,656
	—	—		—	—	89,700	(15)	356,109
	—	—		—	—	45,718	(13)	181,500
Eric Lisman	38,200	—		22.66	9/21/2027	—		—
	40,104	13,368	(5)	22.08	01/22/2028	—		—
	54,482	18,160	(6)	16.50	09/18/2028	—		—
	18,007	18,006	(7)	12.47	03/14/2029	—		—
	—	41,013	(8)	5.26	01/04/2031	—		—
	—	35,000	(8)	6.00	01/04/2031	—		—
	—	35,000	(8)	8.00	01/04/2031	—		—
	—	—		—	01/04/2031	29,265	(16)	116,182

(1)	The options shown in this column will become fully vested in the event of a Change in Control as defined in the 2017 Plan.
(2)	The amounts shown in this column are based on the closing price per share of the Company’s common stock at the close of market on the New York Stock Exchange on December 31, 2021 ($3.97).
(3)

The options shown in this row are subject to a five-year vesting schedule, with the first 20% installment vesting on January 4, 2022, and will continue to vest in four installments on January 4, 2023, January 4, 2024, January 4, 2025, and January 4, 2026.

(4)

The options shown in this row are subject to a three-year vesting schedule, with the first and second 33.3% installments having vested on June 3, 2020 and June 3, 2021 and the remaining 33.3% installment vesting on June 3, 2022.

(5)

The options shown in this row are subject to a four-year vesting schedule, with the first, second, and third installment having vested on January 22, 2019, January 22, 2020, and January 22, 2021, and the remaining 25% installment vesting on January 22, 2022.

(6)

The options shown in this row are subject to a four-year vesting schedule, with the first, second, and third installments having vested on September 18, 2019, September 18, 2020, and September 18, 2021, and one remaining installment on September 18, 2022.

(7)

The options shown in this row represent a grant in respect of 36,013 shares, with a four-year vesting schedule, with the first and second installment having vested on March 14, 2020, and March 14, 2021, and the remaining two 25% installments vesting on March 14, 2022, and March 14, 2023.

(8)

The options shown in these rows are subject to a five-year vesting schedule, with five 20% installments vesting on January 4, 2022, January 4, 2023, January 4, 2024, January 4, 2025, and January 4, 2026.

(9)

The RSUs shown in this row represent 337,643 shares granted with a five-year vesting schedule that vest in five 20% installments, with the first 20% installment vesting on January 4, 2022, and will continue to vest in four 20% installments on January 4, 2023, January 4, 2024, January 4, 2025, and January 4, 2026. This award will become fully vested upon a termination (i) by the Company other than for Cause or (ii) by Mr. Sedky for Good Reason (as such terms are defined in the RSU award agreement.)

(10)

The RSUs shown in this row represent the remaining portion of a grant of 21,473 shares with a three-year vesting schedule, where 33.3% vested on each of June 3, 2020 and June 3, 2021, and the remaining 33.3% will vest on June 3, 2022.

(11)

The RSUs shown in this row represent the remaining portion of a grant of 50,000 shares with a four-year vesting schedule, with the first 25% installment having vested on February 14, 2021, and the remaining three 25% installments will continue to vest on February 14, 2022, February 14, 2023, and February 14, 2024. This award will become fully vested upon a termination (i) by the Company other than for Cause or (ii) by Mr. Field for Good Reason (as such terms are defined in the RSU award agreement.

(12)

The RSUs shown in this row represent a grant of 73,527 shares with a five-year vesting schedule, where five 20% installments will vest on each of January 4, 2022, January 4, 2023, January 4, 2024, January 4, 2025, and January 4, 2026.

(13)

The awards shown in this row represent the performance-based market condition share awards granted to Mr. Field during 2019 and Mr. Doft during 2020. Details and assumptions used in calculating the fair value of the performance-based market condition share awards as of December 31, 2021, may be found in Note 12, “Stock-Based Compensation,” to our audited consolidated financial statements included in our Annual Report on Form 10-K. In the event of a Change in Control (as defined in the 2017 Plan), if the price per share paid by the buyer is greater than any of the applicable vesting thresholds in the performance based share award, such portion of the award shall vest upon the closing of such Change in Control by treating such price per share paid by the buyer as having satisfied the applicable vesting threshold(s), and any remaining unvested portion of the award shall be forfeited as of the closing of such Change in Control.

(14)

The RSUs shown in this row represent a grant of 55,300 shares granted with a four-year vesting schedule, with the first 25% installments having vested on January 1, 2021, and the remaining portion will continue to vest in three equal 25% installments on January 1, 2022, January 1, 2023, and January 1, 2024. This award will become fully vested upon a termination (i) by the Company other than for Cause or (ii) by Mr. Doft for Good Reason (as such terms are defined in the RSU award agreement).

(15)

The RSUs shown in this row represent a grant of 89,700 shares with a five-year vesting schedule vesting in five equal 20% installments on January 4, 2022, January 4, 2023, January 4, 2024, January 4, 2025, and January 4, 2026.

(16)

The RSUs shown in this row represent the remaining portions of the following grants: (i) 5,231 shares with a four-year vesting schedule, with the first, second, and third installments of 25% having vested on January 22, 2019, January 22, 2020, and January 22, 2021, and the remaining 25% installment vesting on January 22, 2022, (ii) 10,000 shares with a four-year vesting schedule, with the first, second and third installment of 25% having vested on July 19, 2019 and July 19, 2020, and July 19, 2021,with one remaining 25% installment vesting on July 19, 2022, (iii) 17,828 shares with a four-year vesting schedule, with the first, second, and third installments of 25% each having vested on March 14, 2020, March 14, 2021, and March 14, 2022 with one remaining 25% installment vesting on March 14, 2023 and (iv) 22,057 shares with a four-year vesting schedule, with the first and second installments of 25% having vested on February 14, 2021, and February 14, 2022, and two remaining installments of 25% vesting on February 14, 2023 and February 14, 2024.  This award will become fully vested in the event of a Change in Control (as defined in the 2017 Plan).

Additional Compensation

Retirement Benefits

The retirement benefits and health benefits offered to executive officers are the same as those offered to all eligible employees.  We maintain a tax-qualified Section 401(k) retirement savings plan that provides for employee contributions and employer matching contributions equal to 50% of salary deferrals up to 6% of a participant’s compensation. The Company’s matching contribution benefit was suspended in March 2020 as a result of the COVID-19 pandemic and subsequently reinstated in August 2021. Our named executive officers are eligible to participate in our tax-qualified Section 401(k) retirement savings plan on the same basis as other employees who satisfy the plan’s eligibility requirements, including requirements relating to age and length of service. Under this plan, participants may elect to make pre-tax contributions not to exceed the applicable statutory income tax limitation, which, subject to certain exceptions, was $19,500 for calendar year 2021. Participants are fully vested in their own contributions and vest in the company matching contributions after three years of service.

Our compensation program does not include any other material benefits or perquisites for our named executive officers.

Payments upon Certain Events of Termination or Change in Control

Some or all of the currently unvested RSUs, stock options and performance-based share awards granted to our named executive officers may vest upon applicable triggering events, including for certain events of termination or upon a Change in Control, as described for each award above under “Long Term Incentives”.

The Sedky Employment Agreement provides that in the event of a termination of employment for any reason, Mr. Sedky shall be entitled to payment of any earned but unpaid base salary, vested benefits in accordance with the applicable employee benefit plan, unreimbursed business expenses, unreimbursed legal fees and (except in the case of a termination by Emerald for cause, by Mr. Sedky without good reason, other than due to death or disability (each as defined in the Sedky Employment Agreement)) earned but unpaid annual bonus for calendar years completed prior to the termination date. In addition, upon a termination of employment other than for cause, death, or disability, or upon a termination for good reason, and subject to the execution and non-revocation of a general release of claims against the Company and Emerald, Mr. Sedky shall be entitled to receive: (x) an amount equal to one times the sum of annual base salary and the annual bonus actually paid to Mr. Sedky for the previous calendar year, paid in equal installments over 12 months; (y) a cash amount equal to his pro-rata bonus for the year of termination, based on the actual performance of the Company for the full year; and (z) subject to the timely election of continuation coverage under COBRA and Mr. Sedky’s copayment of premiums associated with such coverage consistent with amounts paid by Mr. Sedky during the year of termination, monthly reimbursement of the excess costs of continued health benefits for himself and his covered dependents for the twelve month period following the date of termination. Upon a termination of employment due to his death or disability, Mr. Sedky is entitled to receive a cash amount equal to his pro-rata bonus for the year of termination, based on the actual performance of the Company for the full year.

The Doft Employment Agreement provides that in the event of a termination of employment for any reason, Mr. Doft shall be entitled to payment of any earned but unpaid base salary, vested benefits in accordance with the applicable employee benefit plan, unreimbursed business expenses, unreimbursed legal fees and (except in the case of a termination by Emerald for cause, by Mr. Doft without good reason, other than due to death or disability (each as defined in the Doft Employment Agreement)) earned but unpaid annual bonus for calendar years completed prior to the termination date. In addition, upon a termination of employment other than for cause, death, or disability, or upon a termination for good reason, and subject to the execution and non-revocation of a general release of claims against the Company and Emerald, Mr. Doft shall be entitled to receive: (x) an amount equal to one times the sum of annual base salary and the annual bonus actually paid to Mr. Doft for the previous calendar year, paid in equal installments over 12 months; and (y) a cash amount equal to his pro-rata bonus for the year of termination, based on the actual performance of the Company for the full year; (z) subject to the timely election of continuation coverage under COBRA and Mr. Doft’s copayment of premiums associated with such coverage consistent with amounts paid by Mr. Doft during the year of termination, monthly reimbursement of the excess costs of continued health benefits for himself and his covered dependents for the twelve month period following the date of termination. Upon a termination of employment due to his death or disability, Mr. Doft is entitled to receive a cash amount equal to his pro-rata bonus for the year of termination, based on the actual performance of the Company for the full year.

The Field Employment Agreement provides that in the event of a termination of employment for any reason, Mr. Field shall be entitled to payment of any earned but unpaid base salary, vested benefits in accordance with the applicable employee benefit plan, unreimbursed business expenses, unreimbursed legal fees and (except in the case of a termination by Emerald for cause, by Mr. Field without good reason, other than due to death or disability (each as defined in the Field Employment Agreement)) earned but unpaid annual bonus for calendar years completed prior to the termination date. In addition, upon a termination of employment other than for cause, death, or disability, or upon a termination for good reason, and subject to the execution and non-revocation of a general release of claims against the Company and Emerald, Mr. Field shall be entitled to receive: (x) an amount equal to one times the sum of annual base salary and the annual bonus actually paid to Mr. Field for the previous calendar year, paid in equal installments over 12 months; and (y) a cash amount equal to his pro-rata bonus for the year of termination, based on the actual performance of the Company for the full year; and (z) subject to the timely election of continuation coverage under COBRA and Mr. Field’s copayment of premiums associated with such coverage consistent with amounts paid by Mr. Field during the year of termination, monthly reimbursement of the excess costs of continued health benefits for himself and his covered dependents for the twelve month period following the date of termination. Upon a termination of employment due to his death or disability, Mr. Field is entitled to receive a cash amount equal to his pro-rata bonus for the year of termination, based on the actual performance of the Company for the full year.

Based on the Lisman Offer Letter, subject to his completing his service through March 31, 2022 and the delivery of an irrevocable general release of claims, the Lisman Separation Agreement dated December 31, 2021, entitles Mr. Lisman to an aggregate payment of $1,261,000 consisting of (i) his annual salary of $423,500 payable in equal installments on the Company’s regular payroll dates for twelve months following the Release Effective Date (as defined in the Lisman Separation Agreement); (ii) payment of a single lump sum in the amount of $400,000 to be paid by March 1, 2022; and  (iii) payment of a single lump sum in the amount of $437,500 on the Company’s first regular payroll date following the Release Effective Date (as defined in the Lisman Separation Agreement). The Lisman Separation Agreement has been included as Exhibit 10.32 of our 2021 10-K.

2021 Director Compensation

Effective January 1, 2021, the annual retainer compensation payable to each of the Company’s independent directors was increased to $140,000 for their service on the Board, with $65,000 paid in cash and $75,000 in RSUs. The cash component of the annual retainer is paid quarterly.

In addition, Mr. Alicea received a retainer of $15,000 for his service as Chair of the Compensation Committee and  $10,000 for his service on the Audit Committee. Mr. Hyatt received a retainer of $10,000 for his service as member of the Audit Committee. Ms. Klinger received a retainer of $25,000 for her service as Chair of the Audit Committee. Ms. Skala received a retainer of $7,500 for her service as a member of the Compensation Committee. Mr. Naylor received a pro-rated retainer for his partial year of service as a member of the Compensation Committee.

Shown below is information regarding the compensation for each member of the Board for the year ended December 31, 2021.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)		Total ($)
Kosty Gilis	—	—		—
Anthony Munk	—	—		—
Michael Alicea(1)	$90,000	$74,998	(3)	$164,998
Lynda Clarizio	72,500	74,998	(3)	147,498
Todd Hyatt	75,000	74,998	(3)	149,998
Lisa Klinger	90,000	74,998	(3)	164,998
David Levin	65,000	74,998	(3)	139,998
Jeffrey Naylor(2)	45,481	74,998	(3)	120,478
Hervé Sedky	—	—		—
Emmanuelle Skala	72,500	74,998	(3)	147,498
(1)	As of December 31, 2021, Mr. Alicea held 7,750 fully vested options.
(2)

The cash portion of Mr. Naylor’s retainer was pro-rated to reflect his partial year of service. Mr. Naylor served until May 12, 2021, but did not stand for re-election due to time constraints relating to other professional commitments.

(3)	This amount reflects the aggregate grant date fair value of the 16,375 restricted shares received by each director awarded on February 18, 2021.

Our independent directors are required to hold a number of shares of our common stock with a value equal to four times the annual cash retainer for Board service ($260,000). Our independent directors are required to achieve this ownership level within five years of our initial public offering or joining the Board, whichever is later.

IRS Code Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), and its attendant Treasury Regulations, applies to certain corporations, including those with publicly traded securities, and generally disallows corporations from taking tax deductions in a given taxable year for individual compensation in excess of $1 million paid to the Chief Executive Officer, Chief Financial Officer, and the next three most highly compensated officers (inclusive of those officers previously covered under Section 162(m) for taxable years beginning after December 31, 2016) (collectively, “Covered Employees”). As amended by the Tax Cuts and Jobs Act of 2017, Section 162(m) no longer provides an exception to the deductibility limitations for “performance-based” compensation, except for certain arrangements “grandfathered” under the transition rules. In addition, prior to its amendment, Section 162(m), and its attendant Treasury Regulations, included transition provisions for corporations that became publicly-held through an initial public offering (the “IPO Transition Rules”). Generally, under these IPO Transition Rules, compensation granted and paid pursuant to plans and/or arrangements entered into prior to a corporation’s initial public offering was excepted from limitation under Section 162(m) for a period of time not to extend beyond the date of the corporation’s first annual shareholder’s meeting occurring after the close of the third calendar year following the year in which the initial public offering occurred (the “Reliance Period”). While the availability of the IPO Transition Rules has since been eliminated through recently proposed Treasury Regulations, it remained available to the Company as the Company’s initial public offering occurred prior to the date on which the proposed Treasury Regulations were first published. The Reliance Period under the IPO Transition Rules available to the Company closed in 2021. As such, the Company may become subject to an increased limitation under Section 162(m) on the tax deductibility of compensation paid to its Covered Employees.

STOCK OWNERSHIP TABLE

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of our common stock as of March 29, 2022:

•	each person or entity who is known by us to beneficially own more than 5% of our common stock;
•	each of our directors and named executive officers; and
•	all of our directors and current executive officers as a group.

Information with respect to beneficial ownership has been furnished to us by each director, named executive officer, current executive officer or stockholder listed in the table below, as the case may be. The amounts and percentages of our common stock beneficially owned are reported on the basis of rules of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days after March 29, 2022, including any shares of our common stock subject to an option, or a restricted stock unit, that has vested or will vest within 60 days after March 29, 2022. More than one person may be deemed to be a beneficial owner of the same securities.

Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to the shares reflected in the table below, except to the extent authority is shared by spouses under applicable law. Unless otherwise indicated below, the address for each person or entity listed below is c/o Emerald Holding, Inc., 100 Broadway, 14th Floor, New York, NY 10005.

	Common Stock		Series A Preferred Stock
Name of Beneficial Owner	Number of Shares (1)	Percentage of Shares (1)	Number of Shares (2)	Percentage of Shares (2)
5% Stockholders
Onex(3)	172,552,386	88.2%	69,718,919	97.6%
FMR LLC(4)	5,673,000	8.1%	—	—
Named Executive Officers and Directors
Hervé Sedky(5)	708,961	1.0%	—	—
David Doft(6)	496,671	*	—	—
Brian Field(7)	546,780	*	—	—
Eric Lisman(8)	200,557	*	—	—
Konstantin (Kosty) Gilis(9)	—	*	—	—
Anthony Munk(9)	—	*	—	—
Michael Alicea(10)	50,182	*	—	—
Lynda Clarizio	35,031	*	—	—
Todd Hyatt	34,682	*	—	—
Lisa Klinger	27,492	*	—	—
David Levin	156,959	*	—	—
Emmanuelle Skala	27,932	*	—	—
All executive officers and directors as a group (14 persons)(11)	2,486,035	3.5%	—	—

*	Represents beneficial ownership of less than 1% of our outstanding common stock.
(1)

Shares of common stock beneficially owned and the respective percentages of beneficial ownership of common stock assumes the exercise or conversion of all options, restricted stock units and other securities convertible into common stock, including shares of Series A Preferred Stock beneficially owned by such person or entity currently exercisable or exercisable within 60 days of March 29, 2022. Shares issuable pursuant to the exercise of stock options exercisable or restricted stock units vesting within 60 days of March 29, 2022, or securities convertible into common stock within 60 days of March 29, 2022, are deemed outstanding and held by the holder of such shares of common stock, options, restricted stock units, or other convertible securities, including shares of Series A Preferred Stock, for purposes of computing the percentage of outstanding common stock beneficially owned by such person, but are not deemed outstanding for computing the percentage of outstanding common stock beneficially owned by any other person. The percentage of beneficial ownership of common stock beneficially owned is based on 70,130,484 shares of common stock and 71,442,407 shares of Series A Preferred Stock outstanding as of March 29, 2022. The shares of common stock beneficially owned and the respective percentages of beneficial ownership of common stock stated in these columns assume conversion of shares of Series A Preferred Stock as of March 29, 2022.

(2)

Each outstanding share of Series A Preferred Stock is, as of March 29, 2022, convertible into 1.80 shares of common stock. The shares of Series A Preferred Stock beneficially owned and the respective percentages of beneficial ownership of Series A Preferred Stock stated in these columns reflect ownership of shares of Series A Preferred Stock, and not shares of common stock issuable upon conversion of shares of Series A Preferred Stock at this ratio. The percentage of beneficial ownership of Series A Preferred Stock beneficially owned is based on 71,442,407 shares of Series A Preferred Stock outstanding as of March 29, 2022.

(3)

Includes: (i) 33,135,329 shares of common stock held of record by Onex Partners III LP, (ii) 1,377,397 shares of common stock held of record by Onex Partners III GP LP (iii) 423,159 shares of common stock held of record by Onex US Principals LP, (iv) 420,116 shares of common stock held of record by Onex Partners III PV LP, (v) 11,125,186 shares of common stock held of record by Onex Expo SARL, (vi) 106,562 shares of common stock held of record by Onex Partners III Select LP, (vii) 470,583 shares of common stock held of record by Onex Advisor Subco III LLC; and (viii) 69,718,919 shares of Series A Preferred Stock representing 125,494,054 shares of common stock as of March 29, 2022 held of record by OPV Gem Aggregator LP.

Onex Corporation, a corporation whose subordinated voting shares are traded on the Toronto Stock Exchange, and/or Mr. Gerald W. Schwartz, may be deemed to beneficially own (x) the common stock held of record by (a) Onex Partners III LP, through Onex Corporation’s indirect ownership or control of Onex Partners Manager GP ULC, the general partner of Onex Partners Manager LP, the agent of Onex Partners III GP LP, the general partner of Onex Partners III LP, (b) Onex Partners III GP LP, through Onex Corporation’s ownership of all of the equity of Onex Partners GP Inc., the general partner of Onex Partners III GP LP, (c) Onex US Principals LP, through Onex Corporation’s ownership of all of the equity of Onex American Holdings II LLC, which owns all of the equity of Onex American Holdings GP LLC, the general partner of Onex US Principals LP, (d) Onex Partners III PV LP, through Onex Corporation’s indirect ownership or control of Onex Partners Manager GP ULC, the general partner of Onex Partners Manager LP, the agent of Onex Partners III GP LP, the general partner of Onex Partners III PV LP, (e) Onex Expo SARL, through Onex Corporation’s ownership of all of the equity of Onex American Holdings II LLC, which owns all of the equity of (i) Onex American Holdings Subco LLC, which in turn holds all of the equity of OAH Wind LLC, which owns approximately 95% of the outstanding equity of Onex Expo SARL, and (ii) all of the outstanding equity of each of Expo EI LLC and Expo EI II LLC which, through their collective ownership of Expo EI III LLC, own the remaining outstanding equity of Onex Expo SARL, (f) Onex Partners III Select LP, through Onex Corporation’s indirect ownership or control of Onex Partners Manager GP ULC, the general partner of Onex Partners Manager LP, the agent of Onex Partners III GP LP, the general partner of Onex Partners III Select LP; and (g) Onex Advisor Subco III LLC, through Gerald W. Schwartz’s indirect control of 1597257 Ontario Inc., which owns all of the voting equity of New PCo II Investments Ltd., which owns all of the equity interest of Onex Advisor Subco LLC which in turn owns all of the equity of Onex Advisor Subco III LLC; and (y) the Series A Preferred Stock (representing 125,494,054 shares of common stock as of March 29, 2022) held of record by OPV Gem Aggregator LP, through Onex Corporation’s ownership of all of the equity of Onex Partners Canadian GP Inc., which owns all of the equity of Onex Partners V GP Limited, which is the general partner of Gem Aggregator.

Mr. Gerald W. Schwartz, the Chairman, President and Chief Executive Officer of Onex Corporation, indirectly owns shares representing a majority of the voting rights of the shares of Onex Corporation and as such may be deemed to beneficially own all of the common stock beneficially owned by Onex Corporation. Mr. Schwartz disclaims such beneficial ownership. The address for Onex Corporation and Mr. Schwartz is 161 Bay Street, Toronto, ON M5J 2S1.

(4)

The information regarding FMR LLC (“FMR”) is based solely on information included in the Schedule 13G/A filed by FMR with the SEC on February 9, 2022. The Schedule 13G/A states that Abigail P. Johnson, Director, Chairman and Chief Executive Officer of FMR and various members of the Johnson family, through their ownership of 49% of the FMR voting common stock and the execution of a shareholders’ voting agreement, may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. The Schedule 13G/A also states that neither FMR nor Ms. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. FMR reported its address as 245 Summer Street, Boston, Massachusetts 02210.

(5)	Includes 666,076 shares of common stock issuable upon the exercise of currently vested options.

(6)	Includes 468,987 shares of common stock issuable upon the exercise of currently vested options.
(7)	Includes 498,276 shares of common stock issuable upon the exercise of currently vested options.
(8)	Includes 195,367 shares of common stock issuable upon the exercise of currently vested options.
(9)

Does not include shares of common stock held by funds managed by an affiliate of Onex Corporation. Mr. Gilis and Mr. Munk are directors of Emerald. Mr. Gilis is a managing director and Mr. Munk is Vice Chairman of Onex Corporation. Mr. Gilis and Mr. Munk do not have voting or investment power with respect to the shares held by such funds.

(10)	Includes 7,750 shares of common stock issuable upon the exercise of currently vested options.
(11)	Includes 1,836,456 shares of common stock issuable upon the exercise of currently vested options.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers and directors and each person who owns more than 10% of our outstanding Company common stock, to file reports of their stock ownership and changes in their ownership of our Company common stock with the SEC and the NYSE. These same people must also furnish us with copies of these reports and representations made to us that no other reports were required. We have performed a general review of such reports and amendments thereto filed in the year ended December 31, 2021 and from January 1, 2022 to the date of this proxy statement. Based solely on our review of the copies of such reports furnished to us or such representations, as appropriate, to our knowledge during the period covered by our review, all Section 16(a) filing requirements applicable to our directors, executive officers and 10% stockholders were completed in a timely manner.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table summarizes our equity compensation plan information as of December 31, 2021.

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:
Expo Event Holdco, Inc. 2013 Stock Option Plan	1,299,623	(1)	$11.21		—
2017 Omnibus Equity Plan	14,413,143	(2)	$7.79	(3)	2,789,118
Emerald Expositions Events, Inc. 2019 Employee Stock Purchase Plan	—		$—		421,713
Total	15,712,766		$8.10	(3)	3,210,831

(1)	Includes 1,299,623 outstanding stock options granted under the 2013 Plan.
(2)	Includes 13,060,153 outstanding stock options and 1,352,990 unvested RSUs granted under the 2017 Plan.
(3)	Weighted average exercise price is based on the outstanding stock options. Calculation excludes RSUs.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions during the year ended December 31, 2021 to which we were a party in which the amount involved exceeded or will exceed $120,000, and in which any of our executive officers, directors or holders of more than 5% of any class of our voting securities, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

Stockholders’ Agreement

Various Onex entities and certain members of our management and our Board who had invested in our common stock entered into a stockholders’ agreement, dated July 19, 2013, with respect to such investment (the “Stockholders’ Agreement”). Prior to the IPO, the Stockholders’ Agreement contained, among other things, certain restrictions on the parties’ ability to freely transfer shares of our common stock. In addition, Onex had the right to designate two members of our Board, and to approve other members of our Board. The Stockholders’ Agreement also provided that Onex-appointed directors may have a greater number of votes than other members of our Board; however, the Stockholders’ Agreement provided that Onex had the right to waive any or all of such rights. The Stockholders’ Agreement also provided for certain tag-along rights, drag-along rights and preemptive rights. In connection with the IPO, Onex and the Company amended the Stockholders’ Agreement to eliminate Onex’s board designation, super-voting, tag-along, drag-along and preemptive rights.

Registration Rights Agreements

We, Onex and certain of our executive officers also entered into a registration rights agreement dated July 19, 2013, as amended, in connection with the Onex Acquisition. Pursuant to the registration rights agreement, Onex and certain other holders of our common stock have the right to require us to register their shares under the Securities Act under specified circumstances. We also entered into a registration rights agreement dated June 29, 2020 on similar terms with respect to any shares of common stock that Onex may acquire on conversion of our Series A Preferred Stock. As of March 29, 2022, the number of shares of common stock covered by the registration rights agreements, assuming conversion of the Series A Preferred Stock, would be approximately 172.6 million shares. After registration pursuant to these rights, in most cases these shares will become freely tradable without restriction under the Securities Act.

Demand Registration Rights

Subject to certain restrictions, we have agreed that, upon request, we will register all or a portion of Onex’ common stock for sale under the Securities Act. We will effect the registration as requested in writing by Onex, unless in the good faith judgment of our Board, such registration would materially and adversely interfere with certain transactions involving the Company and should be delayed. Onex has the right to demand that we file a registration statement pursuant to these demand provisions on up to five occasions on Form S-1; however, Onex is entitled to make an unlimited number of demands for registration on Form S-3 if we are then eligible to use such form.

Piggyback Registration Rights

In addition, if at any time we register any shares of our common stock (other than pursuant to registrations on Form S-4 or Form S-8), Onex and certain other holders of shares of our common stock having registration rights are entitled to prior notice of the registration and to include all or a portion of their common stock in the registration.

Other Provisions

We will pay all registration and offering expenses, and certain fees and expenses of counsel for the selling stockholders, related to any demand or piggyback registration. The registration rights agreements contain customary cross-indemnification provisions, pursuant to which we are obligated to indemnify any selling stockholders in the event of material misstatements or omissions in the registration statement attributable to us, and they are obligated to indemnify us for material misstatements or omissions in the registration statement attributable to them.

Series A Convertible Participating Preferred Stock

On June 10, 2020, we entered into an investment agreement (the “Investment Agreement”) with Onex Partners V LP (“Onex Partners V”), pursuant to which we agreed to (i) issue to an affiliate of Onex Partners V, in a private placement transaction (the “Initial Private Placement”), 47,058,332 shares of Series A Preferred Stock for a purchase price of $5.60 per share and (ii) effect a rights offering to holders of our outstanding common stock of one non-transferable subscription right for each share of the our common stock held, with each right entitling the holder to purchase one share of Series A Preferred Stock at the Series A Price per share. Onex Partners V agreed to purchase (the “Onex Backstop”) any and all shares of Series A Preferred Stock not subscribed for in the Rights Offering by stockholders other than affiliates of Onex at the Series A Price per share.  On June 29, 2020 (the “First Closing Date”), we received proceeds of $252.0 million, net of fees and expenses of $11.6 million, from the sale of Series A Preferred Stock to Onex Partners V in the Initial Private Placement.  The Rights Offering subscription period ended on July 22, 2020. On July 24, 2020, we issued a further 1,727,427 shares of Series A Preferred Stock pursuant to the Rights Offering and received proceeds of approximately $9.7 million. Pursuant to the Onex Backstop, on August 13, 2020, an additional 22,660,587 shares of Series A Preferred Stock were sold to Onex Partners V in exchange for approximately $121.3 million, net of fees and estimated expenses of $5.6 million.

Shares of the Series A Preferred Stock may be converted at the option of the holder into a number of shares of common stock equal to the (a) the amount of the accreted liquidation preference, divided by (b) the applicable conversion price. Each share of Series A Preferred Stock has an initial liquidation preference of $5.60 and was initially convertible into approximately 1.59 shares of common stock, which is equivalent to the initial liquidation preference per share of $5.60 divided by the initial conversion price of $3.52 per share. The conversion price is subject to customary anti-dilution adjustments upon the occurrence of certain events, including downward adjustment in the event we issue securities, subject to exceptions, at a price that is lower than the fair market value of such securities. Each share of Series A Preferred Stock accumulates an accreting return at a rate per annum equal to 7% on the accreted liquidation preference, compounding quarterly, and paid in-kind by adding to the accreted liquidation preference until July 1, 2023 and thereafter, at our option, paid either in cash or in-kind by adding to the accreted liquidation preference.

Upon liquidation or dissolution of the Company, the holders of Series A Preferred Stock are entitled to receive the greater of (a) the accreted liquidation preference, and (b) the amount the holders of Series A Preferred Stock would have received if they had converted their Series A Preferred Stock into common stock immediately prior to such liquidation or dissolution. Holders of Series A Preferred Stock are also entitled to participate in and receive any dividends declared or paid on the Company’s common stock on an as-converted basis, and no dividends may be paid to holders of common stock unless the aggregate accreted liquidation preference on the Series A Preferred Stock has been paid or holders of a majority of the outstanding Series A Preferred Stock have consented to such dividends.  If, at any time following the third anniversary of the First Closing Date the closing price per share of our common stock exceeds 175% of the then-applicable conversion price for at least 20 consecutive trading days, we may, at our option, and subject to certain liquidity conditions, cause any or all of the then outstanding shares of Series A Preferred Stock to be converted automatically into common stock at the then applicable conversion price.

We have the right to redeem all, but not less than all, of the Series A Preferred Stock on or after the six-year anniversary of the closing of the First Closing Date for a cash purchase price equal to (a) on or after the six-year anniversary thereof, 105% of the accreted liquidation preference, (b) on or after the seven-year anniversary thereof, 103% of the accreted liquidation preference or (c) on or after the eight-year anniversary thereof, the accreted liquidation preference.  In addition, if there is a change of control transaction involving us prior to the six-year anniversary of the First Closing Date, we have the right to redeem all, but not less than all, of the Series A Preferred Stock for a cash purchase price equal to the accreted liquidation preference plus the net present value of the additional amount by which the accreted liquidation preference would have otherwise increased from the date of such redemption through the sixth anniversary of the closing. If, after we cease to have a controlling stockholder group, there is a change of control transaction involving us, holders of Series A Preferred Stock may elect to (x) convert their Series A Preferred Stock into shares of common stock at the then current conversion price or (y) require us to redeem the Series A Preferred Stock for cash, at a price per share equal to the then-unpaid accreted liquidation preference.

Certain matters require the approval of holders of a majority of the Series A Preferred Stock, including (i) amendments to our organizational documents in a manner adverse to the Series A Preferred Stock, (ii) the creation or issuance of senior or parity equity securities or (iii) the issuance of any convertible indebtedness, other class of Series A Preferred Stock or other equity securities in each case with rights to payments or distributions in which the Series A Preferred Stock would not participate on a pro-rata, as-converted basis.

In addition, for so long as the Series A Preferred Stock represents more than 30% of the outstanding common stock on an as-converted basis, without the approval of a majority of the directors elected by the holders of the Series A Preferred Stock, we may not (i) incur new indebtedness to the extent certain financial metrics are not satisfied, (ii) redeem or repurchase any equity securities junior to the Series A Preferred Stock, (iii) enter into any agreement for the acquisition or disposition of assets or businesses involving a purchase price in excess of $100 million, (iv) hire or terminate our Chief Executive Officer or (v) make a voluntary filing for bankruptcy or commence a dissolution of the Company.

For so long as the Series A Preferred Stock represents a minimum percentage of the outstanding shares of common stock on an as-converted basis as set forth in the Certificate of Designations relating to the Series A Preferred Stock, the holders of the Series A Preferred Stock shall have the right to appoint up to five members of our Board of Directors.

All decisions of our Board of Directors with respect to the exercise or waiver of our rights relating to the Series A Preferred Stock shall be determined by a majority of our directors who are not employees of the Company or affiliated with Onex (“Unaffiliated Directors”), or a committee of Unaffiliated Directors.

Shareholder Letter Agreements. As part of the transactions contemplated by the Investment Agreement, certain Onex affiliates entered into letter agreements with the Company (the “Stockholder Letter Agreements”) pursuant to which Onex agreed that, until the date on which (x) Onex beneficially owns less than 20% of the Company’s total outstanding common stock on an as-converted basis and (y) there are no representatives of Onex serving as directors on the Company’s board, Onex will not, without the consent of a majority of Unaffiliated Directors or a committee of Unaffiliated Directors, (i) acquire any common stock or other equity securities of the Company (subject to certain customary exceptions), (ii) propose, commence or participate in any merger, acquisition, tender offer, exchange offer, asset sale transaction or other business combination involving the Company or (iii) propose or support a deregistration under the Securities Exchange Act of 1934 or the delisting of the Company’s common stock from the New York Stock Exchange.

Other Relationships and Transactions

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and all of our officers named under the “Management” section of this proxy statement. These indemnification agreements provide those directors and officers with contractual rights to indemnification and expense advancement which are, in some cases, broader than the specific indemnification provisions contained under Delaware law. Our obligations pursuant to such agreements are not subject to any cap. We believe that these indemnification agreements are, in form and substance, substantially similar to those commonly entered into in transactions of like size and complexity sponsored by private equity firms.

ASM Global

In January 2018, Onex acquired a majority interest in SMG Holdings Inc. (“SMG”), a global manager of convention centers, stadiums, arenas, theaters, performing arts centers and other venues. SMG subsequently merged with AEG Facilities, LLC to form ASM Global (“ASM”). Our Chairman of the Board, Kosty Gilis, serves on the board of directors of ASM. Certain of our trade shows, including Outdoor Retailer, are staged at venues managed by ASM. During the year ended December 31, 2021, four shows were staged at ASM-managed venues, for which we paid aggregate fees, determined on an arm’s length basis, equal to $0.6 million.

Consulting Agreement

Pursuant to a consulting agreement with the Company dated as of August 1, 2020, David Levin provided advisory consulting services to the Company in addition to his role as a director of the Company.  In consideration of these additional advisory services, the Company granted Mr. Levin 89,928 restricted shares of the Company’s common stock in 2020 and paid Mr. Levin a $250,000 retainer fee in January 2021. Mr. Levin’s consulting agreement with the Company expired on August 1, 2021.

Convex

In 2019, Onex affiliates invested approximately $750 million in Convex Group Limited (“Convex”), a specialty property and casualty insurance company.  Robert LeBlanc, President of Onex, and Todd Clegg, Managing Director of Onex, each serve on the Board of Directors of Convex.  Convex is the lead underwriter of Emerald’s 2022 event cancellation insurance policy. During the year ended December 31, 2021, we paid Convex aggregate insurance premiums, determined on an arm’s length basis, equal to $190,719.

Policies and Procedures for Related Persons Transactions

The Board has adopted a written policy providing that the members of the Audit Committee will review or take such other action as it may deem appropriate with respect to any transactions involving the Company and its subsidiaries in which the amount involved is in excess of $120,000 of value in which a “related party” has or will have a direct or indirect material interest. Under this policy, the Audit Committee will consider and review the relevant information and approve only those related party transactions that the Audit Committee believes are, on their terms, taken as a whole, not less favorable to us than could be obtained in an arm’s length transaction with a third-party and that the Audit Committee determines are not inconsistent with the Company’s best interests. In particular, our policy with respect to related party transactions requires our Audit Committee to consider the benefits to us, the impact on a director’s independence in the event the related party is a director, an immediate family member of a director or an entity in which a director has a position or relationship, the availability of other sources for comparable products or services, the terms of the transaction and the terms available to unrelated third parties or to employees generally. A “related party” is any person who is or was one of our executive officers, directors or director nominees or is a holder of more than 5% of our common stock, or their immediate family members or any entity owned or controlled by any of the foregoing persons.

OTHER MATTERS

Incorporation by Reference

The Report of the Audit Committee of the Board shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or Exchange Act, except to the extent that we specifically incorporate it by reference into such filing. In addition, the information contained on, or that can be accessed through, our website is not part of this Proxy Statement and references to our website addresses in this Proxy Statement are intended to be inactive textual references only.

Access to Reports and Other Information

We file or furnish our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Proxy Statements and other documents electronically with the SEC under the Exchange Act. You may obtain such reports from the SEC’s website at www.sec.gov.

Our website is www.emeraldx.com. Our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Proxy Statements and other documents filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available on our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our Corporate Governance Guidelines, Code of Business Conduct and Ethics and Board committee charters are also available on our website. We will provide, free of charge, a copy of any of our corporate documents listed above upon written request to our General Counsel and Corporate Secretary at 100 Broadway, 14th Floor, New York, NY 10005.

List of Company Stockholders

A list of our stockholders as of March 29, 2022, the record date for the Annual Meeting, will be available for inspection at our corporate headquarters during ordinary business hours throughout the 10-day period prior to the Annual Meeting. The list of stockholders will also be available for such examination during the live webcast of the Annual Meeting.

Other Matters That May Come Before the Annual Meeting

We do not know of any other matters that will be considered during the live webcast of the Annual Meeting. However, if any other proper business should come before the meeting, the persons named in the proxy card will have discretionary authority to vote according to their best judgment to the extent permitted by applicable law.

* * * * *

By Order of the Board of Directors,

Stacey Sayetta
General Counsel and Corporate Secretary

New York, New York
April 8, 2022

Emerald ote 000004 ENDORSEMENT_LINE______________ SACKPACK MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by May 18, 2022 at 1:30 P.M., Eastern Time Online Go to www.envisionreports.com/EEX or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/EEX Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas 2022 Annual Meeting Proxy Card 1234 5678 9012 345 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE A Proposals — The Board of Directors recommend a vote FOR the election of the Class II nominees to the Board of Directors and FOR Proposal 2 1. Election of Directors: 01 - Konstantin Gilis For Withhold 02 - Todd Hyatt For Withhold 03 - Lisa Klinger For Withhold 2. To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2022. For Against Abstain Note: Such other business as may properly come before the meeting or any adjournment thereof. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box C 1234567890 31BV J N T 529023 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 03KU5A

The 2022 Annual Meeting of Stockholders of Emerald Holding, Inc. will be held on Wednesday, May 18, 2022, 1:00 P.M., Eastern Time, virtually via the internet at meetnow.global/MMJXP55 To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.envisionreports.com/EEX Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/EEX IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. EMERALD HOLDING, INC. Notice of 2022 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — May 18, 2022 The undersigned hereby appoints Stacey Sayetta and David Doft (together the “Proxies”), or any one of them, with full power of substitution in each, proxies to vote, as provided on the other side, all the Common Stock of Emerald Holding, Inc. which the undersigned may be entitled to vote at the annual meeting of stockholders to be held on May 18, 2022 or any adjournment thereof, as follows, with all powers which the undersigned would possess if present at the meeting. Shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Class II nominees to the Board of Directors and FOR Proposal 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below Comments — Please print your comments below

000004 ENDORSEMENT LINE SACKPACK MR ASAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by May 18, 2022 at 1:30 P.M., Eastern Time. Online Go to www.envisionreports.com/EEX or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/EEX 2022 Annual Meeting Proxy Card 1234 5678 9012 345  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.Proposals — The Board of Directors recommend a vote FOR the nominees to the Board of Directors and FOR Proposal 2. A 1. Election of Directors: Class II Nominees For Withhold For Withhold For Withhold 01 - Konstantin Gilis 02 - Todd Hyatt 03 - Lisa Klinger Preferred Stock Nominees 04 - Lynda Clarizio 05 - David Levin For Against Abstain 2. To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2022. Note: Such other business as may properly come before the meeting or any adjournment thereof. Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. B Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MR A SAMPLE (THIS AREA IS SET UPTOACCOMMODATE C 1234567890 JNT 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR ASAMPLE AND MR ASAMPLE AND MR ASAMPLE AND 1UPX 529023 MR ASAMPLE AND MR ASAMPLE AND MR ASAMPLE AND MMMMMMM + 03M0CB

The 2022 Annual Meeting of Stockholders of Emerald Holding, Inc. will be held on Wednesday, May 18, 2022, 1:00 P.M., Eastern Time, virtually via the internet at meetnow.global/MMJXP55 To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.envisionreports.com/EEX Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/EEX IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. EMERALD HOLDING, INC. Notice of 2022 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — May 18, 2022 The undersigned hereby appoints Stacey Sayetta and David Doft (together the “Proxies”), or any one of them, with full power of substitution in each, proxies to vote, as provided on the other side, all the Series A Preferred of Emerald Holding, Inc. which the undersigned may be entitled to vote at the annual meeting of stockholders to be held on May 18, 2022 or any adjournment thereof, as follows, with all powers which the undersigned would possess if present at the meeting. Shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the nominees to the Board of Directors and FOR Proposal 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Non-Voting Items C Change of Address — Please print new address below. Comments — Please print your comments below. +